UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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NuVasive, Inc.
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 23, 2013

The Annual Meeting of Stockholders of NuVasive, Inc. (the “Company” or “NuVasive”) will be held on May 23, 2013, at 8:00 AM local time at NuVasive’s corporate offices located at 7475 Lusk Boulevard, San Diego, California 92121 for the following purposes, as more fully described in the accompanying Proxy Statement:

1. To elect three Class III Directors to hold office until the 2016 Annual Meeting of Stockholders and until their successors are elected and qualified.

2. To vote on an advisory basis on the compensation of the Company’s named executive officers.

3. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on March 27, 2013 will be entitled to notice of, and to vote at, such meeting or any adjournments or postponements thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Alexis V. Lukianov
Chairman of the Board and Chief Executive Officer

San Diego, California

April 8, 2013

YOUR VOTE IS IMPORTANT!

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS (THE “NOTICE”) YOU RECEIVED IN THE MAIL, THE QUESTION “HOW DO I VOTE?”, OR, IF YOU REQUESTED PRINTED PROXY MATERIALS, YOUR ENCLOSED PROXY CARD. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY OR VOTING INSTRUCTIONS.

NuVasive, Inc.

7475 Lusk Boulevard

San Diego, CA 92121

(858) 909-1800

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 23, 2013

GENERAL

NuVasive, Inc. (the “Company” or “NuVasive”) made these materials available to you on the internet, or, upon your request, has delivered printed proxy materials to you, in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company for use at the Annual Meeting of Stockholders to be held on May 23, 2013, at 8:00 AM local time, at NuVasive’s corporate offices located at 7475 Lusk Boulevard, San Diego, California 92121, and at any adjournments or postponements thereof (the “Annual Meeting”). The proxy materials were made available to stockholders on or about April 8, 2013.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

1.	What is the purpose of the Annual Meeting?

You will be voting on each of the following items of business: (i) the election of three Class III Directors for terms expiring in 2016; (ii) an advisory (non-binding) resolution regarding executive compensation; (iii) the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013; and (iv) any other business that may properly come before the Annual Meeting.

2.	Who is soliciting the proxies?

The proxies for the Annual Meeting are being solicited by the Board.

3.	Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials, including this Proxy Statement and our Annual Report for fiscal year 2012, to our stockholders by providing access to such documents on the internet instead of mailing printed copies. Our Annual Report for fiscal year 2012 is not incorporated into this Proxy Statement and shall not be considered a part of this Proxy Statement or soliciting materials. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the internet. The Notice also instructs you as to how you may submit your proxy on the internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

4.	How do I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to:

•	View our proxy materials for the Annual Meeting on the internet; and

•	Instruct us to send our future proxy materials to you electronically by e-mail.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

5.	Who is entitled to vote?

Only holders of record of outstanding shares of the Company’s common stock at the close of business on March 27, 2013, are entitled to notice of and to vote at the Annual Meeting. At the close of business on March 27, 2013, there were 44,205,838 outstanding shares of our common stock. Each share of common stock is entitled to one vote.

In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting, and for ten days prior to the Annual Meeting at 7475 Lusk Boulevard, San Diego, California 92121, Monday through Friday between the hours of 9 a.m. and 4 p.m. Pacific time.

6.	Is cumulative voting permitted for the election of directors?

No. You may not cumulate your votes for the election of directors.

7.	How do I vote?

If you have shares for which you are the stockholder of record, you may vote those shares by proxy. You may also vote by proxy over the internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you may also vote by mail or telephone pursuant to instructions provided on the proxy card. Additionally, shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting.

Most of our stockholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name. If you are the beneficial owner of shares held in “street name,” you may also vote by proxy over the internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you may also vote by telephone or mail by following the voting instruction card provided to you by your broker or other nominee. If you do not give instructions to your broker, your shares may constitute “broker non-votes.” Under the rules that govern brokers who are voting shares held in street name, brokers have the discretion to vote those shares on routine matters but not on non-routine matters. Routine matters include, for example, the ratification of independent public accountants. Non-routine matters include, for example, the election of directors, actions on stock plans, stockholder proposals, and advisory votes on the approval of executive compensation. If your shares are held in street name, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker or nominee that holds the shares giving you the right to vote the shares at the Annual Meeting.

Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

8.	Can I change my vote after I submit my proxy?

Yes. If you are a stockholder of record, you may revoke a proxy at any time before it is voted at the Annual Meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to the Secretary of the Company at 7475 Lusk Boulevard, San Diego, CA 92121 or (b) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless you actually vote in person at the meeting. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker or other nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker or other nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

9.	How are the votes counted?

In the election of directors and for each other item, you may vote “FOR,” “AGAINST” or “ABSTAIN.” A vote of “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If no instructions are indicated, the shares will be voted as recommended by the Board (i.e. “FOR” the nominees to the Board listed in these materials; “FOR” the Company’s executive pay program and policies; and “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013), unless you submit your proxy card through a broker and your broker does not indicate a vote on a particular matter because your broker has not received voting instructions from you (See Question 7 above). If the Company receives a proxy card with a broker non-vote, your proxy will be voted “FOR” the ratification of the appointment of Ernst & Young LLP and it will not be included as a vote with respect to the election of directors and the approval of the Company’s executive compensation.

10.	What vote is needed to approve each of the proposals?

For the election of directors, the nominees receiving the most “FOR” votes from the holders of shares represented in person or by proxy and entitled to vote on the election of directors will be elected. However, if the number of votes “FOR” any of the nominees does not exceed fifty percent (50%) of the total number of votes cast with respect to such nominee’s election (from the holders of votes of shares either present in person or represented by proxy and entitled to vote), such nominee will promptly tender his resignation as a director, and the Nominating and Corporate Governance Committee of the Board will make a recommendation to the Board as to whether it is appropriate to accept such director’s resignation. Only votes “FOR” or “AGAINST” will affect the outcome of the election of directors.

Each other item requires the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item.

11.	How does the Board recommend that I vote?

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSED NOMINEES FOR ELECTION TO THE BOARD, FOR THE ENDORSEMENT OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AND FOR THE RATIFICATION OF THE APPOINTMENT BY THE AUDIT COMMITTEE OF ERNST & YOUNG LLP.

12.	How many shares must be present to hold the Annual Meeting?

A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the Annual Meeting. Both broker non-votes (discussed in Question 7) and stockholders of record who are present at the Annual Meeting in person or by proxy and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the Annual Meeting, will be included in the number of stockholders present at the Annual Meeting for purposes of determining whether a quorum is present.

13.	Who pays the costs of the proxy solicitation?

The Company will pay all of the costs of soliciting proxies. In addition to solicitation by mail, officers, directors and shareowners of the Company may solicit proxies personally, or by telephone, without receiving additional compensation. The Company, if requested, will also pay brokers and other fiduciaries that hold shares of common stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to stockholders. The Company may retain a firm to assist in the solicitation of proxies in connection with the Annual Meeting. The Company would pay such firm, if any, customary fees, expected to be no more than $20,000 plus expenses.

14.	Could other matters be decided in the Annual Meeting?

The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the persons named as proxy holders (Keith C. Valentine, Michael J. Lambert and Jason M. Hannon) will have the discretionary authority to vote the shares represented by the proxy card on those matters. If for any reason any of the nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

15.	Where can I find the voting results of the Annual Meeting?

We intend to announce the final voting results at the Annual Meeting and publish the final results in our Current Report on Form 8-K within four business days of the Annual Meeting, unless final results are unavailable in which case we will publish the preliminary results in such Current Report on Form 8-K. If final results are not filed with our Current Report on Form 8-K to be filed within four business days of the Annual Meeting, the final results will be published in an amendment to our Current Report on Form 8-K within four business days after the final voting results are known.

16.	How do I make a stockholder proposal or nominate an individual to serve as a director for the fiscal year 2013 annual meeting of stockholders occurring in 2014?

The Company’s Bylaws state the procedures for a stockholder to bring a stockholder proposal or nominate an individual to serve as a director of the Board. The Company’s Bylaws provide that advance notice of a stockholder’s proposal or nomination of an individual to serve as a director must be delivered to the Secretary of the Company at the Company’s principal executive offices not earlier than the one hundred twentieth (120th) day, nor later than the close of business on the ninetieth (90th) day prior to the anniversary of the previous year’s annual meeting of stockholders. However, the Bylaws also provide that in the event that no annual meeting was held in the previous year or the date of the annual meeting is changed by more than thirty (30) days from the previous year’s annual meeting as specified in the Company’s notice of meeting, this advance notice must be given not earlier than the one hundred twentieth (120th) day, nor later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made by the Company.

In addition to meeting the advance notice provisions mentioned above, the stockholder in its notice must provide the information required by our Bylaws to bring a stockholder proposal or nominate an individual to serve as a director of the Board.

A copy of the full text of the provisions of the Company’s Bylaws dealing with stockholder nominations and proposals is available to stockholders from the Secretary of the Company upon written request.

Under the rules of the SEC, stockholders who wish to submit proposals for inclusion in the Proxy Statement of the Board for the annual meeting of stockholders to be held in 2014 must submit such proposals so as to be received by the Company at 7475 Lusk Boulevard, San Diego, CA 92121, on or before December 9, 2013; provided, however, that in the event that the Company holds the annual meeting of stockholders to be held in 2014 more than 30 days before or after the one-year anniversary date of the Annual Meeting, the Company will disclose the new deadline by which stockholders proposals must be received under Item 5 of our earliest possible quarterly report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 23, 2013

This Proxy Statement and the Company’s 2012 Annual Report are both available at www.proxydocs.com/nuva.

PROPOSAL 1 — ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will vote on the election of three Class III directors, each to serve for a three-year term until the annual meeting of stockholders in 2016 and until their successors are elected and qualified.

The Board has unanimously nominated Alexis V. Lukianov, Jack R. Blair and Peter M. Leddy, Ph.D. for election to the Board as Class III directors. The nominees have indicated that they are willing and able to serve as directors. If Alexis V. Lukianov, Jack R. Blair or Peter M. Leddy, Ph.D. becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board.

The three nominees for election as Class III directors receiving the most “FOR” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. However, if the number of votes “FOR” any of the three nominees does not exceed fifty percent (50%) of the total number of votes cast with respect to such nominee’s election (from the holders of votes of shares either present in person or represented by proxy and entitled to vote), such nominee will promptly tender his resignation as a director and the Nominating and Corporate Governance Committee of the Board will make a recommendation to the Board as to whether it is appropriate to accept such director’s resignation. Stockholders do not have cumulative voting rights in the election of directors.

BOARD OF DIRECTORS

The name, age and certain other information of each member of the Board, as of March 27, 2013, is set forth below:

		Committee Memberships
Name	Age	Audit	Compensation	Nominating & Corporate Governance	Term Expires on Annual Meeting held in the Year	Director Class
Alexis V. Lukianov	57				2013	III
Jack R. Blair	70		C		2013	III
Peter C. Farrell, Ph.D., AM	70			C	2015	II
Lesley H. Howe	68	C	X		2015	II
Robert J. Hunt	64	X		X	2014	I
Peter M. Leddy, Ph.D.	49		X		2013	III
Eileen M. More, CFA	66	X		X	2015	II
Richard W. Treharne, Ph.D.	63		X	X	2014	I

C = Chair

X = Member

NOMINEES AND CONTINUING DIRECTORS

Pursuant to a resolution adopted by a majority of the authorized number of directors, the authorized number of members of the Board has been set at eight. The following individuals have been nominated for election to the Board or will continue to serve on the Board after the Annual Meeting:

Nominees

Alexis V. Lukianov

Alexis V. Lukianov has served as our Chief Executive Officer and a director since July 1999 and as Chairman of our Board of Directors since February 2004. He also served as our President from July 1999 until December 2004. Mr. Lukianov has over 25 years of experience in the orthopaedic industry with more than 20 years in senior management. Prior to joining NuVasive, Mr. Lukianov was a founder of and served as Chairman of the Board and Chief Executive Officer of BackCare Group, Inc., a spine physician practice management company. Mr. Lukianov also held various executive positions with Medtronic Sofamor Danek, Inc., including President of USA. He also directed a business unit at Smith & Nephew Orthopaedics and managed an orthopaedic joint venture between Stryker and Meadox Medical. Mr. Lukianov attended Rutgers University and served in the U.S. Navy. Mr. Lukianov serves on the boards and the executive committees of BIOCOM and Medical Device Manufacturers Association, and is on the board of Volcano Corporation, a publicly traded company that develops products that aid in the diagnosis and treatment of vascular and structural heart disease. Mr. Lukianov, with his experience in the orthopaedic industry and years in senior management as described above, provides invaluable experience to our Board and the entire organization at NuVasive.

Jack R. Blair

Jack R. Blair has served as a member of our Board since August 2001. During his 18 year career with Smith & Nephew plc ending in 1998, Mr. Blair served in various capacities with Smith & Nephew plc and Richards Medical Company, which was acquired by Smith & Nephew in 1986, most recently as group president of its North and South America and Japan operations. He held the position of President of Richards Medical Company. Until November 2007, when the company was sold, Mr. Blair served as chairman of the board of directors of DJO, Inc., an orthopaedic medical device company. He also serves as a director of a privately-held orthopaedic company and a privately-held specialty chemicals company. Mr. Blair holds a B.A. in Government from Miami University and an M.B.A. from the University of California, Los Angeles. Mr. Blair’s service with prior companies has provided him with valuable international and operational experience, and together with his extensive knowledge of the medical device industry, he brings extensive management and board of director experience to our Board.

Peter M. Leddy, Ph.D.

Peter M. Leddy, Ph.D., has served as a member of our Board since July 2011. Since 2005, Dr. Leddy has served as Senior Vice President of Global Human Resources at Life Technologies, a biotechnology company. From 2000 to 2005, Dr. Leddy held several senior management positions with Dell Incorporated, where he was responsible for leading global talent and human resources in the Americas, overseeing 7,500 employees. From 1999 to 2000, Dr. Leddy served as the Executive Vice President for Human Resources at Promus Hotel Corporation (Doubletree, Embassy Suites), and from 1989 to 1999, he held a variety of executive and human resource positions at PepsiCo, Inc. Dr. Leddy received his B.A. in Psychology from Creighton University and his M.S. and Ph.D. degrees in industrial/organizational psychology from the Illinois Institute of Technology. Dr. Leddy’s extensive knowledge in evolving human resource practices and executive compensation provides valuable insight and guidance to our Board.

Continuing Directors

Robert J. Hunt

Robert J. Hunt has served as a member of our Board since January 2005. Mr. Hunt is the co-founder of the Mercury Investment Group, an investment advisory firm established in 2002. Mr. Hunt also oversaw the finance team at AutoZone, Inc., for eight years, serving as Executive Vice President and Chief Financial Officer and director. Mr. Hunt previously held senior financial management positions at The Price Company, Malone & Hyde, Inc. and PepsiCo, Inc. He has also served as a director of SCB Computer Technology, Inc. Mr. Hunt holds bachelor and masters degrees from Columbia University and is a certified public accountant. Mr. Hunt’s extensive public company background provides valuable financial and accounting expertise and his background as an executive contributes management and auditing expertise to our Board.

Richard W. Treharne, Ph.D.

Richard W. Treharne, Ph.D., has served as a member of our Board since August 2009. Dr. Treharne has over 30 years of experience in the orthopaedic industry with over 15 years in senior management. From August 2006 to the present, Dr. Treharne has held the position of Vice President, Orthopaedic Research at Active Implants Corporation, a privately held orthopaedic company focused on innovative technologies for degenerative conditions of the joints. During his sixteen years at Medtronic Sofamor Danek, from November 1990 to August 2006, he served as a Group Director — Regulatory and Clinical Affairs for three months and then various Vice President positions for the remainder of his tenure, most recently as Vice President — Regulatory Affairs. He also held several director level positions at Smith & Nephew plc prior to working at Medtronic. Dr. Treharne holds an M.B.A. from the University of Memphis, a Ph.D. and a M.S.E. from The University of Pennsylvania, and a B.S. in Metallurgical Engineering from The Ohio State University. Dr. Treharne’s experience in senior management and the orthopaedic industry provide strategic and practical knowledge to our Board related to regulatory, clinical research and other operational areas in our industry.

Peter C. Farrell, Ph.D., AM

Peter C. Farrell, Ph.D., AM, has served as a member of our Board since January 2005. Dr. Farrell is founding Chairman of ResMed, Inc. a leading developer and manufacturer of medical equipment for the diagnosis and treatment of sleep-disordered breathing, and was its Chief Executive Officer from 1989 to 2007 and again from February 2011 until March 2013. Dr. Farrell serves as a director of California Healthcare Institute. Dr. Farrell holds bachelor and masters degrees in chemical engineering from the University of Sydney and the Massachusetts Institute of Technology, a Ph.D. in bioengineering from the University of Washington, Seattle and a Doctor of Science from the University of New South Wales for research related to dialysis and renal medicine. Dr. Farrell’s broad management experience and responsibilities, through his experience as a founding executive of ResMed, Inc., provide relevant experience to our Board in a number of strategic and operational areas.

Lesley H. Howe

Lesley H. Howe has served as a member of our Board since February 2004. Mr. Howe has over 40 years of experience in accounting, finance and business management within a variety of industries. From December 2001 to May 2007, he served as Chief Executive Officer of Consumer Networks LLC, a San Diego-based Internet marketing and promotions company. Mr. Howe had a 30 year career with KPMG Peat Marwick LLP, an international accounting and auditing firm, in which he was an audit partner for 23 years and an area managing partner/managing partner of the Los Angeles office of KPMG for three years. Mr. Howe currently serves on the board of directors of Jamba, Inc., the leading retailer of quality blended fruit beverages; and Volcano Corporation, a developer of products that aid in the diagnosis and treatment of vascular and structural heart disease. He previously served on the board and was chair of the Audit Committee of DJ Orthopedics Inc. from 2002 through 2008. Mr. Howe received a B.S. in business administration from the University of Arkansas.

Mr. Howe’s extensive public accounting, financial and executive management background provide valuable financial and accounting experience and expertise to our Board.

Eileen M. More, CFA

Eileen M. More, CFA, has served as a member of our Board since June 2007. Ms. More was a General Partner at Oak Investments, one of the largest venture capital funds in the United States, for over 20 years. Ms. More founded Oak Partner’s healthcare investment practice, and was also an active investor in information technology, with early stage investments in dozens of successful healthcare and technology companies. Her investments include leadership roles with Genzyme Corporation, Alexion Pharmaceuticals, OraPharma, Inc., Osteotech, Inc. and Compaq Computer. Ms. More retired from Oak in 2002. She currently serves on the board of directors of Optherion, Inc., a privately held company. She formerly served on the board of directors of KBL Healthcare Acquisition Corp. III, a publicly owned blank check corporation. Ms. More was formerly the Chairman Emeritus of the Connecticut Venture Group and a board member of the University of Connecticut Research and Development Corporation. Ms. More attended the University of Bridgeport and has been awarded a Chartered Financial Analyst (CFA) charter. Ms. More’s investment and leadership experience in the healthcare industry provides relevant experience in strategic areas, as well as in-depth knowledge of the healthcare industry, providing valuable insight and guidance to our Board for matters such as, among others, corporate strategy and risk management.

There are no family relationships among any of the Company’s directors or executive officers.

The Board recommends a vote “FOR” the election of each of Alexis V. Lukianov, Jack R. Blair and Peter M. Leddy, Ph.D. as Class III directors.

INFORMATION REGARDING THE BOARD OF DIRECTORS, NOMINATIONS

AND CORPORATE GOVERNANCE

Criteria for Board Membership.    In selecting candidates for appointment or re-election to the Board, the Nominating and Corporate Governance Committee (the “Nominating Committee”) considers the appropriate balance of experience, skills and characteristics required of the Board, seeks to ensure that at least a majority of the directors are independent under the rules of the NASDAQ Stock Market (“NASDAQ”), and that members of the Company’s Audit Committee meet the financial literacy and sophistication requirements under NASDAQ rules (including that at least one of them qualifies as an “audit committee financial expert” under the rules of the SEC). Nominees for director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties. Additionally, the Nominating Committee will consider diversity in personal and professional backgrounds and seeks diverse individuals, such as women and individuals from minority groups, to include in the pool of candidates for Board nomination; however, there is no formal policy with respect to diversity considerations in identifying director nominees.

Stockholder Nominees.    The Nominating Committee will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the Nominating Committee, care of the Secretary of the Company and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected); and (b) all information required by the Company’s Bylaws (including the names and addresses of the stockholders making the nomination and the appropriate biographical information and a statement as to the qualification of the nominee), and should be submitted in the time frame described in the Bylaws of the Company and under the question, “How do I make a stockholder proposal or nominate an individual to serve as a director for the fiscal year 2013 annual meeting of stockholders occurring in 2014?” above.

Process for Identifying and Evaluating Nominees.    The Nominating Committee believes the Company is well served by its current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Nominating Committee will re-nominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If an incumbent director is not standing for re-election, or if a vacancy on the Board occurs between annual stockholder meetings, the Nominating Committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, senior management of the Company and, if the Nominating Committee deems appropriate, a third-party search firm. The Nominating Committee will evaluate each candidate’s qualifications and check relevant references; in addition, such candidates will be interviewed by at least one member of the Nominating Committee. Candidates meriting serious consideration will meet with all members of the Board. Based on this input, the Nominating Committee will evaluate which of the prospective candidates is qualified to serve as a director and whether the Nominating Committee should recommend to the Board that this candidate be appointed to fill a current vacancy on the Board, or presented for approval of the stockholders, as appropriate.

The Company has never received a proposal from a stockholder to nominate a director. Although the Nominating Committee has not adopted a formal policy with respect to stockholder nominees, the Nominating Committee expects that the evaluation process for a stockholder nominee would be similar to the process outlined above.

Board Nominees for the 2013 Annual Meeting.    Each of the nominees listed in this Proxy Statement are current directors standing for re-election. Our current director and nominee, Jack R. Blair, was named, on December 10, 2012, along with seven other individuals, as respondents in an administrative proceeding filed by the SEC. This administrative proceeding relates to his service in 2007 as a member of the board of certain investment companies managed by an affiliate of Morgan Keegan and Co.

The order instituting the public administrative proceedings alleges the respondents caused certain Morgan Keegan funds to violate three administrative rules relating to the calculation of the fair value of net asset values, including the maintenance of compliance procedures and internal controls as they relate to valuation of certain types of securities.

Mr. Blair’s service on this board ended December 31, 2007. The public administrative proceeding is seeking an order requiring respondents to cease and desist from future violations of the rules and unspecified monetary penalties. The Nominating and Corporate Governance Committee has closely reviewed this situation and has determined that Mr. Blair’s extensive knowledge of the medical device industry and his excellent and valued service on NuVasive’s Board outweigh any potential issues caused by these allegations.

CORPORATE GOVERNANCE

The Board met five times during fiscal 2012 and action was taken via unanimous written consent once. The Audit Committee met ten times. The Compensation Committee of the Board of Directors (the “Compensation Committee”) met eight times and frequently met in executive session. Action was taken by the Compensation Committee via unanimous written consent four times. The Nominating Committee met four times and took action by unanimous written consent once. Each member of the Board attended 75% or more of the Board meetings during fiscal 2012. Each member of the Board who served on the Audit, Compensation or Nominating Committees attended at least 75% of the respective committee meetings during fiscal 2012.

Board Independence

The Board has determined that the following directors are “independent” under current NASDAQ listing standards:

Jack R. Blair

Peter C. Farrell, Ph.D., AM

Lesley H. Howe

Robert J. Hunt

Peter M. Leddy, Ph.D.

Eileen M. More, CFA

Richard W. Treharne, Ph.D.

Under applicable SEC and NASDAQ rules, the existence of certain “related party” transactions between a director and the Company with dollar amounts above certain thresholds are required to be disclosed and preclude a finding by the Board that the director is independent. In addition to transactions required to be disclosed under SEC and NASDAQ rules, the Board considered certain other relationships in making its independence determinations, and determined, in each case, that such other relationships did not impair the director’s ability to exercise independent judgment on behalf of the Company.

Board Leadership Structure

The position of Chairman of the Board and CEO of the Company has been combined and, in 2012, the Company appointed a lead independent director. The Board believes that Mr. Lukianov’s service as both Chairman and CEO, is in the best interest of the Company and its stockholders. Mr. Lukianov possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its businesses and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters. Although the Company believes that the combination of the Chairman and CEO roles is appropriate at this time based upon the current circumstances, the Company’s Corporate Governance Guidelines does not establish this approach as a policy.

His combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s shareowners, investors, customers and suppliers, particularly during times of turbulent economic and industry conditions. This has been beneficial in driving a unified approach to core operating processes across a global organization that has experienced significant growth from year-to-year.

In 2012, the Board selected one independent director to serve a two-year term as the Lead Independent Director for all meetings of the non-management directors held in executive session in order to further balance the power amongst the Board. The Lead Independent Director is also responsible for presiding at all meetings of the Board in the absence of or at the request of the Chairman; serving as liaison between the Chairman and the other independent directors; and calling meetings of the independent directors as needed or appropriate. The Lead Independent Director also has other authority and responsibilities that are described in the charter of the Lead Independent Director. Peter C. Farrell, Ph.D., AM currently serves as the Lead Independent Director.

Each of the directors other than Mr. Lukianov is independent and the Board believes that the independent directors provide effective oversight of management. Moreover, in addition to feedback provided during the course of Board meetings, the independent directors have regular executive sessions. Following an executive session of independent directors, the independent directors communicate with the Chairman directly regarding any specific feedback or issues, provide the Chairman with input regarding agenda items for Board and Committee meetings, and coordinate with the Chairman regarding information to be provided to the independent directors in performing their duties. The Board believes that this approach appropriately and effectively complements the combined CEO/Chairman structure.

Role of Board in Risk Oversight Process

The responsibility for the day-to-day management of risk lies with the Company’s management, while the Board is responsible for overseeing the risk management process to ensure that it is properly designed, well-functioning and consistent with the Company’s overall corporate strategy. Each year, the Company’s management identifies what it believes are the top individual risks facing the Company. These risks are then discussed and analyzed with the Board. This enables the Board to coordinate the risk oversight role, particularly with respect to risk interrelationships. However, in addition to the Board, the committees of the Board consider the risks within their areas of responsibility. The Audit Committee oversees the risks associated with the Company’s financial reporting and internal controls, as well as the Company’s corporate compliance policies (for example, policies addressing relationships with health care professionals and compliance with anti-kickback laws). The Nominating Committee oversees the risks associated with the Company’s overall governance and its succession planning process to understand that the Company has a slate of future candidates that are qualified for key management positions. In addition, the Compensation Committee determines whether any compensation practices create risk-taking incentives that are reasonably likely to have a material adverse effect on the Company.

The Board’s risk oversight function complements the Company’s leadership structure. The Company’s CEO and Chairman of the Board, is able to promote open communication between management and directors relating to risk as well as combine the operational focus of management with the risk oversight capabilities of the Board.

Board Committees

The Board has standing Audit, Compensation and Nominating Committees.

Audit Committee.    The Audit Committee currently consists of Lesley H. Howe (Chair), Robert J. Hunt and Eileen M. More, CFA. The Board has determined that all members of the Audit Committee are independent directors under the NASDAQ listing standards and each of them is able to read and fundamentally understand financial statements. The Board has determined that Lesley H. Howe qualifies as an “audit committee financial expert” as defined by the rules of the SEC. The purpose of the Audit Committee is to oversee both the accounting and financial reporting processes of the Company as well as audits of its financial statements. The responsibilities of the Audit Committee include appointing and approving the compensation of the independent registered public accounting firm selected to conduct the annual audit of our accounts, reviewing the scope and results of the independent audit, reviewing and evaluating internal accounting policies, and approving all professional services to be provided to the Company by its independent registered public accounting firm. The Audit Committee is governed by a written charter approved by the Board. The Audit Committee is governed by a written charter approved by the Board. The Audit Committee report is included in this Proxy Statement under the caption “Report of the Audit Committee.”

Compensation Committee.    The Compensation Committee currently consists of Jack R. Blair (Chair), Lesley H. Howe, Peter Leddy, Ph.D. and Richard W. Treharne. The Board has determined that all members of the Compensation Committee are independent directors under the NASDAQ listing standards. The Compensation Committee administers the Company’s benefit and stock plans, reviews and administers all compensation arrangements for executive officers, and establishes and reviews general policies relating to the compensation and benefits of our executive officers and shareowners. The Compensation Committee meets several times a year and consults with independent compensation consultants, as it deems appropriate, to review, analyze and set compensation packages for our executive officers, which include our Chairman and CEO, our Presidents, our Executive Vice President and Chief Financial Officer and each of our other executive officers. The Compensation Committee determines the CEO’s compensation following discussions with him and, as it deems appropriate, an independent compensation consultant. The Compensation Committee is solely responsible for determining the CEO’s compensation. For the other executive officers, the CEO prepares and presents to the Compensation Committee performance assessments and compensation recommendations. Following consideration of the CEO’s presentation, the Compensation Committee may accept or adjust the CEO’s recommendations. The other executive officers are not present during this process.

In addition, the Compensation Committee determines whether any compensation policies create risk-taking incentives that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee has determined that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

For more information, please see below under “Compensation Discussion and Analysis.” The Compensation Committee is governed by a written charter approved by the Board. The Compensation Committee report is included in this Proxy Statement under the caption “Report of the Compensation Committee.”

Nominating and Corporate Governance Committee.    The Nominating Committee currently consists of Peter C. Farrell (Chair), Robert J. Hunt and Richard W. Treharne. The Board has determined that all of the members of the Nominating Committee are independent directors under the NASDAQ listing standards. The Nominating Committee’s responsibilities include recommending to the Board nominees for possible election to the Board and providing oversight with respect to corporate governance and succession planning matters. The Nominating Committee is governed by a written charter approved by the Board.

Charters for the Company’s Audit, Compensation, and Nominating Governance Committees, as well as the charter of the Lead Independent Director are available to the public at the Company’s website at www.nuvasive.com.

COMMUNICATIONS WITH DIRECTORS

Any stockholder who desires to contact any member of the Board or management can send an e-mail to investorrelations@nuvasive.com or write to:

NuVasive, Inc.

Attn: Investor Relations

7475 Lusk Boulevard

San Diego, CA 92121

Your correspondence should indicate that you are a stockholder of the Company. Comments or questions regarding the Company’s accounting, internal controls or auditing matters will be referred to members of the Audit Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to members of the Nominating Committee. For all other matters, our investor relations personnel will, depending on the subject matter:

•	forward the communication to the director or directors to whom it is addressed;

•	forward the communication to the appropriate management personnel;

•	attempt to handle the inquiry directly, for example where it is a request for information about the Company, or it is a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

CODE OF ETHICAL BUSINESS CONDUCT

The Company has adopted a code of ethical business conduct that applies to all officers, employees and directors, including its principal executive officer, principal financial officer and controller. This Code of Ethical Business Conduct is posted on the Company’s website at www.nuvasive.com.

Amendments to or waivers of our Code of Ethical Business Conduct granted to any of our directors or executive officers will be published promptly on our web site.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of our common stock as of March 27, 2013 (or such other date as provided below) based on information available to us and filings with the SEC by (a) each person known to the Company to own more than 5% of the outstanding shares of our common stock, (b) each director and nominee for director of the Company, (c) the Company’s Chief Executive Officer, Chief Financial Officer and each other named executive officer and (d) all directors and executive officers as a group. Each stockholder’s percentage ownership is based on 44,205,838 shares of our common stock outstanding as of the record date of March 27, 2013 for the Annual Meeting.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class (%)
Principal Stockholders
BlackRock, Inc.(3)	4,762,085	10.77
40 East 52nd Street
New York, NY 10022
Capital Research Global Investors(4)	3,831,522	8.67
333 South Hope Street
Los Angeles, CA 90071
Deerfield Mgmt, L.P.(5)	3,765,956	8.52
780 Third Avenue, 37th Floor
New York, NY 10017
The Vanguard Group(6)	2,552,550	5.77
100 Vanguard Blvd.
Malvern, PA 19355
Directors and Executive Officers
Alexis V. Lukianov(7)	1,929,929	4.19
Jack R. Blair(8)	114,990	*
Peter C. Farrell, Ph.D., AM(9)	98,794	*
Lesley H. Howe(10)	61,000	*
Robert J. Hunt(11)	84,500	*
Peter M. Leddy, Ph.D.(12)	672	*
Eileen M. More(13)	82,000	*
Richard W. Treharne, Ph.D.(14)	57,500	*
Keith C. Valentine(15)	926,084	2.05
Patrick Miles(17)	578,127	1.29
Michael J. Lambert(16)	63,129	*
Jeffrey P. Rydin (18)	349,598	*
All Directors and Executive Officers as a group (16 persons)(19)	4,748,278	9.79

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o NuVasive, Inc., 7475 Lusk Boulevard, San Diego, CA 92121.

(2)

Beneficial ownership of shares and percentage ownership are determined in accordance with the rules of the SEC. In calculating the number of shares beneficially owned by an individual or entity and the percentage ownership of that individual or entity, shares underlying options or warrants held by that individual or entity that are either currently exercisable or exercisable within 60 days from March 27, 2013 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other individual or entity. Unless otherwise indicated and subject to community property laws where applicable, the individuals and entities named in the table above have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

(3)

Based solely upon Amendment No. 4 to a Schedule 13G filed on January 10, 2013, by BlackRock, Inc. According to the Schedule 13G, BlackRock, Inc. has sole voting and sole dispositive power with respect to 4,762,085 shares.

(4)

Based solely upon Amendment No. 3 to a Schedule 13G filed on February 13, 2013, by Capital Research Global Investors (“CRGI”). According to the Schedule 13G, CRGI has sole voting and sole dispositive power with respect to 3,831,522 shares.

(5)

Based solely upon Amendment No. 2 to a Schedule 13G filed on February 14, 2013, by Deerfield Mgmt, L.P. (“Deerfield”), Deerfield Management Company, L.P. (“Deerfield Company”), Deerfield Partners, L.P. (“Deerfield Partners”), Deerfield International Master Fund, L.P. (“Deerfield Fund”) and James E. Flynn. According to the Schedule 13G, Deerfield Partners has shares voting and shared dispositive power with respect to 1,615,489 shares and Deerfield Fund has shared voting and shared dispositive power with respect to 2,150,467 shares. As general partner of both Deerfield Partners and Deerfield Fund, Deerfield is deemed to have beneficial ownership and shared voting and dispositive power over 3,765,956 shares. Deerfield Company is also deemed to have beneficial ownership and shared voting and dispositive power over 3,765,956 shares. As the managing member and control person to the foregoing entities, Mr. Flynn is deemed to have beneficial ownership and shared voting and dispositive power over 3,765,956 shares.

(6)

Based solely upon Amendment No. 1 to a Schedule 13G filed on February 11, 2013 by The Vanguard Group, Inc.(“Vanguard”). According to the Schedule 13G, Vanguard is the beneficial owner of 2,552,550 shares, and has sole voting with respect to 67,183 shares, sole dispositive power with respect to 2,487,959 shares, and shared dispositive power with respect to 64,591 shares.

(7)	Includes 1,828,883 shares subject to options exercisable within 60 days of March 27, 2013.

(8)

Includes 59,000 shares subject to options exercisable within 60 days of March 27, 2013. Excludes 3,666 shares subject to restricted stock units vested within 60 days of March 27, 2013, of which the issuance has been deferred for three years after the date of grant.

(9)

Includes 92,000 shares subject to options exercisable within 60 days of March 27, 2013. Excludes 3,666 shares subject to restricted stock units vested within 60 days of March 27, 2013, of which the issuance has been deferred for three years after the date of grant.

(10)

Includes 56,000 shares subject to options exercisable within 60 days of March 27, 2013. Excludes 3,666 shares subject to restricted stock units vested within 60 days of March 27, 2013, of which the issuance has been deferred for three years after the date of grant.

(11)

Includes 50,000 shares subject to options exercisable within 60 days of March 27, 2013. Excludes 3,666 shares subject to restricted stock units vested within 60 days of March 27, 2013, of which the issuance has been deferred for three years after the date of grant.

(12)

Excludes 7,250 shares subject to restricted stock units vested within 60 days of March 27, 2013, of which the issuance has been deferred for four years after the date of grant and 10,083 shares subject to restricted stock units vested within 60 days of March 27, 2013, of which the vesting has been deferred for three years from the date of grant.

(13)

Includes 66,000 shares subject to options exercisable within 60 days of March 27, 2013. Excludes 3,666 shares subject to restricted stock units vested within 60 days of March 27, 2013, of which the issuance has been deferred for three years after the date of grant.

(14)

Includes 52,500 shares subject to options exercisable within 60 days of March 27, 2013. Excludes 3,666 shares subject to restricted stock units vested within 60 days of March 27, 2013, of which the issuance has been deferred for three years after the date of grant.

(15)	Includes 884,277 shares subject to options exercisable within 60 days of March 27, 2013.

(16)	Includes 17,500 shares subject to options exercisable within 60 days of March 27, 2013.

(17)	Includes 531,344 shares subject to options exercisable within 60 days of March 27, 2013.

(18)	Includes 349,598 shares subject to options exercisable within 60 days of March 27, 2013.

(19)

Includes 4,299,284 shares subject to options exercisable within 60 days of March 27, 2013 and 32,079 shares subject to restricted stock units vested within 60 days of March 27, 2013, of which the issuance has been deferred as set forth in footnotes (8) through (14) above.

EXECUTIVE OFFICERS

Set forth below are the name, age, position, and a brief account of the business experience of each of our executive officers as of March 27, 2013:

Name	Age	Position
Alexis V. Lukianov	57	Chairman of the Board and Chief Executive Officer
Keith C. Valentine	45	President and Chief Operating Officer
Patrick Miles	47	President, Global Products and Services
Michael J. Lambert	51	Executive Vice President and Chief Financial Officer
Jason M. Hannon	41	Executive Vice President, Corporate Development, General Counsel and Secretary
Matthew W. Link	38	Executive Vice President, U.S. Sales
Russell A. Powers	43	Executive Vice President, International
Craig E. Hunsaker	49	Senior Vice President, Global Human Resources

Alexis V. Lukianov has served as our Chief Executive Officer since July 1999 and as Chairman of our Board since February 2004. His biography is contained in the section of this Proxy Statement entitled “Nominees and Continuing Directors.”

Keith C. Valentine has served as our President and Chief Operating Officer since January 2007. Between December 2004 and January 2007, he served as our President, and between January 2002 and December 2004, he served as our Executive Vice President. Prior to that, he served as our Sr. Vice President of Marketing and Development. With over 20 years of experience in the orthopaedic industry, Mr. Valentine has served as Vice President of Marketing at ORATEC Interventions, Inc., a medical device company which was later acquired by Smith & Nephew plc, and served in various capacities at Medtronic Sofamor Danek during his eight years with the company, including Vice President of Marketing for the Rods Division and Group Director for the BMP Biologics program, the Interbody Sales Development effort and International Sales and Marketing. Mr. Valentine currently serves as a director of California Healthcare Institute. Mr. Valentine received a B.B.A. in Management and Biomedical Sciences from Western Michigan University.

Patrick Miles has served as our President, Global Products and Services since October 2011. Prior to that, he served as our President, Americas from January 2010 to October 2011, as our Executive Vice President of Product Marketing and Development from January 2007 to December 2009, as our Senior Vice President of Marketing from December 2004 to January 2007, and as our Vice President, Marketing from January 2001 to December 2004. Mr. Miles has over 20 years of experience in the orthopaedic industry. Mr. Miles has also served as Director of Marketing for ORATEC Interventions, Inc., a medical device company, and as a Director of Marketing for Minimally Invasive Systems and Cervical Spine Systems for Medtronic Sofamor Danek, as well as serving in several positions with Smith & Nephew plc. Mr. Miles received a B.S. in Finance from Mercer University.

Michael J. Lambert has served as our Executive Vice President and Chief Financial Officer since November 2009. From October 2007 until May 2009, Mr. Lambert held the position of Executive Vice President and Chief Financial Officer at Advanced Medical Optics, Inc. (“AMO”), which was a publicly traded company, until its acquisition in 2009 by Abbott Laboratories. AMO was a global leader in making medical devices for the eye. Prior to that, Mr. Lambert held the position of Senior Vice President and Chief Financial Officer during his three years with Quest Software, Inc., a publicly traded company specializing in systems management software products. Mr. Lambert’s prior work experience includes the following: Executive Vice President, Finance and Chief Financial Officer at Quantum Corporation, a publicly traded company focused on data storage, recovery and archiving; Senior Vice President and Chief Financial Officer at NerveWire Inc., a privately held B2B internet services firm; and various positions at Lucent Technologies, International Business Machines, Marakon Associates and Data General Corporation. Mr. Lambert received a B.S. in Business Administration from Stonehill College and an M.B.A. from Harvard Graduate School of Business Administration.

Jason M. Hannon has served as our Executive Vice President of Corporate Development, General Counsel and Secretary since January 2010. Prior to that, Mr. Hannon served as our Senior Vice President of Corporate Development, General Counsel and Secretary from January 2009 to December 2009, as our Senior Vice President, General Counsel, and Secretary from January 2007 to December 2008, and as our Vice President of Legal Affairs and Secretary from June 2005 to January 2007. Prior to joining NuVasive, Mr. Hannon practiced corporate and transactional law at the law firms of Brobeck Phleger & Harrison LLP and Heller Ehrman LLP, specializing in mergers and acquisitions, public and private financing, joint ventures, licensing arrangements, and corporate governance matters. Mr. Hannon also served as a law clerk to the Honorable Jerome Farris of the U.S. Court of Appeals for the Ninth Circuit. Mr. Hannon received a B.A. degree from the University of California, Berkeley and a J.D. from Stanford Law School.

Matthew W. Link has served as our Executive Vice President, U.S. Sales since January 2013. Prior to that, Mr. Link served as our Senior Vice President of Sales, East from January 2012 to December 2012, as our Area Vice President, South from April 2010 to December 2012 and as our Sales Director, Atlantic from January 2008 to March 2010. Mr. Link joined NuVasive as our Area Business Manager for Virginia and Tennessee in May 2006. Prior to joining NuVasive, Mr. Link worked for DePuy as a sales representative from July 2002 to March 2004 in their orthopaedics division and as a territory manager in their spine division from March 2004 to May 2006. Mr. Link received a B.S. in Education from the University of Virginia.

Russell A. Powers has served as our Executive Vice President, International since October 2012. Prior to that, Mr. Powers served as our Senior Vice President, Operations from April 2012 to October 2012 and our Senior Vice President, Spinal & Biologics from April 2010 through April 2012. Mr. Powers served in various capacities at Medtronic Sofamor Danek during his thirteen years with the company, most recently as Vice President, US Sales Operations from May 2009 to April 2010 and as Vice President, International from May 2003 to April 2009. Mr. Powers began his career in orthopaedics with Smith & Nephew as a member of the Trauma Marketing team. Mr. Powers received a B.B.A. from the University of Memphis.

Craig E. Hunsaker has served as our Senior Vice President, Global Human Resources since January 2011. From January 2010 to December 2010, Mr. Hunsaker served as our Vice President, Human Resources and from

August 2009 through December 2009, Mr. Hunsaker served as our Vice President, Legal Affairs. From June 2006 through July 2009, Mr. Hunsaker held the position of Managing Partner of the San Diego office of Mintz, Levin, Ferris, Glovsky & Popeo P.C. where he was responsible for all aspects of operating the San Diego office. Mr. Hunsaker from January 2003 through June 2006 served as a principal at the San Diego office of Fish & Richardson P.C. where he was head of the firm’s California Employment Practice during his last two years. Mr. Hunsaker’s prior work experience also includes the following: Senior Associate with Brobeck Phleger & Harrison LLP, Litigation Associate at Cooley Godward LLP and Labor Associate at Morgan Lewis and Bockius LLP. Mr. Hunsaker received a B.S. in International Business & Finance from Brigham Young University and a J.D. from Columbia University School of Law.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

It is our policy that the Audit Committee approve or ratify transactions involving directors, executive officers or principal stockholders or members of their immediate families or entities controlled by any of them or in which they have a substantial ownership interest. Such transactions include employment of immediate family members of any director or executive officer. Management advises the Audit Committee on a regular basis of any such transaction that is proposed to be entered into or continued and seeks approval. This policy is set forth in the Company’s Audit Committee charter.

In the last fiscal year, there has not been nor are there any currently proposed transactions or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and SEC rules, the Company’s directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on its review of copies of reports provided to the Company pursuant to Rule 16a-3(e) of the Exchange Act and representations of such reporting persons, the Company believes that during fiscal year 2012, such SEC filing requirements were satisfied.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee is composed of the following four Board members: Jack R. Blair, Lesley H. Howe, Peter M. Leddy, Ph.D. and Richard W. Treharne, Ph.D. The members of the Compensation Committee are non-employee directors as defined under Rule 16b-3 of the Exchange Act, independent directors as defined under the NASDAQ rules and outside directors within the meaning of Section 162(m) of the Internal Revenue Code and applicable regulations.

The Compensation Committee’s primary responsibility is to develop high-level policies, strategy and guidance related to the Company’s executive compensation, benefits, and succession planning. As part of its duties and responsibilities, the Compensation Committee oversees and approves all aspects of the executive compensation program for the Company’s Section 16 officers (the “executive officers”), including the following named executive officers (“NEOs”):

•	Alexis V. Lukianov — Chairman of the Board and Chief Executive Officer

•	Keith C. Valentine — President and Chief Operating Officer

•	Patrick Miles — President, Global Products and Services

•	Michael J. Lambert — Executive Vice President and Chief Financial Officer

•	Jeffry R. Rydin—Former President, Global Sales

This Compensation Discussion and Analysis describes the objectives and practices underlying the Company’s compensation programs for NEOs. We also make statements in this Compensation Discussion and Analysis regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.

Executive Summary

Overview

The Compensation Committee annually reviews all elements of NEO total compensation, which include (i) base salary, (ii) annual cash incentives (iii) equity-incentive awards and (iv) and other benefits. In addition, the Compensation Committee governs the performance-based cash and equity plans for the NEOs. The Compensation Committee establishes the performance metrics and goals to be measured for the current year’s cash incentive plan and performance-based equity awards, as well as affirms the degree to which prior year’s goals were achieved to yield incentive payouts. This process occurs during the first calendar quarter of each year.

The Compensation Committee believes that to deliver value to stockholders, it is imperative to attract, motivate and retain key executive talent by providing competitive compensation packages. In addition, the Compensation Committee has chosen compensation components designed to ensure that approximately 50% of our NEOs’ targeted compensation should be earned based upon individual performance, linked to Company performance and returns delivered to stockholders.

2012 Operating Performance Highlights

2012 posed a challenging market environment for the Company and our industry. Global macroeconomic forces, insurer pushback on spine fusion procedures in the U.S., and a relatively flat U.S. spine market impacted our results. However, management successfully executed our plan to reduce operating costs, prioritize spending on revenue generating activities, and led the Company to our eighth consecutive year, since our initial public offering in 2004, of double digit percentage revenue growth. We posted full-year 2012 total revenue of

$620.3 million; up 15% from the full year 2011. In addition, we continued to increase our market share of the U.S. spine market as we have done every year since our initial public offering in 2004.

Additionally, we had other significant achievements in 2012 including:

•	Increasing total stockholder return from December 31, 2011 to December 31, 2012 by 23%. As of the record date, the increase in total stockholder return from December 31, 2011 is 67%.

•	Increasing international revenue by over 45% from 2011.

•	Broadening our product offering in Japan to include a number of cervical solutions and a comprehensive posterior product offering.

•	Receiving U.S. Food and Drug Administration approval of our PCM® device, a motion preserving total disc replacement device, further strengthening our cervical product offering.

The graphs below illustrate our revenue and market share growth percentage for our fiscal years ending December 31, 2010, 2011 and 2012. Two of our primary goals are to grow revenue and increase our market share. As the data below demonstrates, we have consistently achieved both of these goals.

(1)	Data obtained from Barclays Capital Medical Supplies & Devices, March 18, 2013.

Results of the 2012 Say-On-Pay Vote and Executive Compensation Good Practices

At the 2012 Annual Meeting, our stockholders did not provide majority support for our 2011 NEO compensation. Prior to our 2012 Annual Meeting, the Compensation Committee had begun an in-depth assessment of our executive compensation practices with an underlying objective of implementing positive and best-practice program changes for 2012 and beyond.

In addition, management was directed by the Compensation Committee to contact major stockholders in order to better understand their views of our compensation practices. Our management team reached out to our top 75 institutional investors, which collectively represented approximately 80% of our outstanding common stock. The purpose of these discussions was to gain insight and perspective into our executive compensation programs and policies as disclosed in our proxy statement and supplemental filings for our 2012 Annual Meeting. Management and the Compensation Committee then considered the input from the institutional investors along with current best practices and worked with our independent compensation consultant, Towers Watson, to design the 2012 and 2013 compensation programs for the NEOs.

As a result of the Compensation Committee’s ongoing efforts to ensure a strong alignment between executive pay and Company performance and in response to the lack of majority support to the advisory vote on

NEO compensation by our stockholders at our 2012 Annual Meeting, the Compensation Committee, over the last eighteen months, made the following changes to the executive compensation program:

•    High Portion of NEOs’ Total Direct Compensation Delivered in Performance-Based Incentive and Variable Compensation — Annual and long-term performance-based variable compensation comprises a majority of our NEOs’ total direct compensation opportunity (i.e., base salary, target annual incentive and target long-term incentives). The Compensation Committee has determined that approximately 50% of our NEOs’ total direct compensation should be performance-based and in 2012, 50% of our CEO’s and 48% of our remaining NEOs’ total compensation was subject to Company-specific performance criteria.

•    Aggressive Performance Goals for Performance-Based Incentive Compensation – The Compensation Committee believes in setting Company-wide performance goals at very aggressive targets to incentivize our NEOs to strive for results beyond expectations. For example, our 2012 Executive Performance Bonus Plan had a revenue target of $623 million while our initial 2012 announced target revenue guidance was $615 million.

•    Vast Majority of Realizable Pay Tied to Company Performance — The Compensation Committee aims to reward our NEOs with a total direct compensation package that strongly incentivizes our NEOs to increase Company performance. In order to accomplish this objective, the Compensation Committee awards the vast majority of our NEOs total direct compensation in the form of variable incentive compensation. For 2012, 85% of our CEO and 75% of our remaining NEOs’ annual and long-term compensation opportunities are variable, the realizable value of which moves in step with NuVasive’s performance and stockholder returns.

•    Long-Term Performance-Based Equity Awards Strongly Tied to Company Goals and Stockholder Returns — With the introduction of performance-based restricted stock units (“PRSUs”) in tandem with time-based restricted stock units (“RSUs”) in 2012, the realizable value of our equity-based awards are strongly aligned with both pre-determined Company goals and stockholder returns. For 2012, 50% of our NEOs’ equity grant was in the form of PRSUs while the remaining 50% of the equity grant was in RSUs. This 50% allocation between PRSUs and RSUs will remain the same for our NEOs in 2013. In addition, the sole performance criteria for the PRSUs awarded in 2013 is the Company’s total stockholder return (“TSR”) during the fiscal year 2013. The Compensation Committee determined that utilizing TSR as a measure in 2013 was in our stockholders’ best interest. Not only does this metric closely align NEO compensation with stockholders, the Compensation Committee believes that NuVasive is taking a lead among our peer group (as further discussed below) to better align pay and performance. Only four of our peer companies grant performance-based equity and only one peer company uses TSR.

•    Clawback Policy. In 2012, our Board adopted the NuVasive Incentive Compensation Recoupment Policy under which our Board has the authority to recover excess incentive compensation in the event of a restatement of our financial statements. We believe that our strong financial controls in place provide a substantial safeguard against the risk of a financial restatement. However, if an extraordinary event were to occur, resulting in a material restatement of the Company’s financial performance, the Compensation Committee is authorized to seek recovery of compensation based upon the misstated financial information.

•    Stock Ownership Guidelines. In 2012, our Board adopted stock ownership guidelines for our non-employee directors, our CEO and our Vice President positions and higher. Per our revised Corporate Governance Guidelines, which includes the stock ownership guidelines, our CEO is required to hold a number of shares of the Company’s common stock with a value equal to three times the CEO’s base salary. All other persons holding a position of Vice President or higher, are required to hold a number of shares of the Company’s common stock with a value equal to one times such shareowner’s (our employees) base salary, subject to the terms of the stock ownership guidelines. Non-employee directors are required to hold a number of shares of the Company’s common stock with a value equal to three times the annual cash retainer for service as a member of our Board paid to non-employee directors, subject to the terms of the stock ownership guidelines. Each such shareowner, including the CEO and the Vice President officers or higher, or non-employee director is required to achieve this ownership guideline within five years of becoming the CEO, a Vice President or non-employee director, as applicable. Any person who was already an officer or non-employee director on the adoption date is required to achieve this ownership guideline by January 4, 2017.

•    Elimination of Benchmarking — Previously, the Compensation Committee targeted the 75th percentile of the Company’s peer group in establishing executive pay levels for the upcoming fiscal year. The practice of utilizing the 75th percentile was problematic to our stockholders as it provided limited flexibility and narrow metrics for the Company’s Compensation Committee to accurately set compensation that is aligned with the Company’s compensation policies. The Compensation Committee now makes decisions with respect to each element of compensation and then reviews the total compensation resulting from those decisions to determine whether the resulting compensation package is consistent with the compensation policies, is aligned with Company performance and is competitive. The Compensation Committee will no longer rely upon a stated benchmarking percentile in relation to a specific peer group alone, but will rather rely upon several varied sources of data and other factors in making individual pay decisions. This revised practice allows the Compensation Committee increased flexibility in determining overall compensation as opposed to being locked into a particular metric.

The Compensation Committee believes the changes made for fiscal 2012 and 2013 are responsive to the feedback from investors and enhance the performance orientation of our executive compensation program.

2012 & 2013 Pay Decisions

During 2012 and early 2013, the Compensation Committee established base salaries, determined 2012 annual performance-based payouts, provided adjustments to 2013 target bonus levels and granted 2012 and 2013 equity awards. More detailed discussions can be found in “Determining Executive Compensation.”

Base salary — Our CEO was not given a salary increase for 2012 or 2013. For 2013, the other NEOs received no salary increases. For 2012, our other NEOs received salary increases based on the Compensation Committee’s consideration of NuVasive’s increased Company size (by revenues and headcount) and NEO changes in levels of responsibility.

Annual performance-based awards for 2012 — Based on our achievement of non-GAAP earnings per share (“EPS”), revenues, non-GAAP operating margin percentage and individual performance goals, the Company paid bonus amounts under our 2012 Executive Performance Bonus Plan (as further described below) at approximately 80% of our NEOs respective target award levels.

Equity awards for 2012 — In 2012, the Compensation Committee decided to eliminate stock options and replace them with PRSUs. This change in the type of equity awards not only mitigated the dilutive effect of stock options, but also, and more importantly, further aligned the realizable value of equity-based awards with both pre-determined Company performance goals and stockholder returns. The 2012 equity-based incentive awards to our NEOs were comprised of 50% RSUs and 50% PRSUs. For 2012, based upon our domestic revenue growth of 10.7% versus the remaining U.S. spine market, we achieved a payout of 122.4% of the target PRSUs under our 2012 Long Term Incentive Plan (as further described below). For 2013, the sole performance metric that will drive determination of number of PRSUs actually awarded will be the Company’s TSR over 2013.

Compensation Philosophy

Over the past three years, NuVasive has grown its total revenue from $478 million in 2010 to $620 million in 2012, an increase of approximately 30%. Over the same period, we have increased our market share from approximately 6.7% in 2010 to 8.0% in 2012, an increase of 19%. This success has made our NEOs highly valuable to many of our competitors, which makes retention a key priority, in addition to ongoing motivation to deliver strong performance results and optimize stockholder returns. The Compensation Committee believes NEO compensation should be set at highly competitive levels to retain a valuable team. By setting highly competitive pay levels, we are also able to attract the necessary talent able to match our current team and effectively manage the Company.

As summarized further below, the Compensation Committee also expects the NEOs to consistently attain above-market Company performance and create long-term value for our stockholders. To reinforce this expectation, the Compensation Committee designed the compensation packages to motivate our key executives and align pay with the Company’s overall business goals and stockholder interests. The Compensation Committee achieves this by making annual and long-term performance-based compensation opportunities a majority of our NEOs’ total direct compensation opportunity (i.e., base salary, target annual incentive, target long-term incentives). The graph below is intended to illustrate the mix between our performance-based compensation and our guaranteed compensation for our CEO and our other NEOs at beginning-of-the-year-target levels for 2012. As illustrated below, for 2012, 50.0% and 48.2% of our CEO’s and remaining NEOs’ compensation, respectively, at target-level, respectively, was performance-based.

Commitment to Pay-for-Performance. The Compensation Committee sets a significant portion of total direct compensation in the form of (i) variable, performance-based cash and performance-based equity incentives that are designed to motivate our NEOs to achieve overall Company goals, specific business goals and individual performance goals; and (ii) additional equity-based long-term incentives, the realizable value of which moves in step with NuVasive’s stockholder returns. The graph below illustrates the amount of our CEO and NEO compensation, of which the realizable value is directly determined by Company performance as well as NuVasive’s stockholder returns.

Alignment Between Compensation And Performance

As summarized in the chart below, there is a direct correlation between the Company’s stock price and the CEO’s compensation. The bars in the chart represent the CEO’s compensation (base salary, bonus payouts, grant date fair-value of equity grants and all other compensation as reported in the Summary Compensation Table) over the last five fiscal years. The line graph represents the Company’s year-end stock price. This analysis supports a strong correlation between CEO compensation and stock price.

To further align pay with performance, the Compensation Committee took the following actions during 2012 and 2013 to reward high performance through annual incentives and long-term incentives:

•    Performance-Based Cash Incentives — The Compensation Committee established Company-wide performance goals for the 2012 and 2013 annual cash bonus, which provided for cash payments upon attainment of target levels of EPS, revenue and non-GAAP operating margin percentage. We rely on the objective measurements of revenue and non-GAAP operating margin percentage as we view revenue as our best indicator of sales activity and growth in the current period, and non-GAAP operating margin percentage as a measure of our overall financial performance. We have goals to continually improve our profitability, and our non-GAAP operating margin percentage is the primary metric we use to set goals and track performance. The Compensation Committee believes in setting the Company-wide performance goals at very aggressive targets to incentivize our NEOs to strive for results beyond expectations. For example, our 2012 Executive Performance Bonus Plan had a revenue target of $623 million while our initial 2012 publicly announced target revenue guidance was $615 million.

•    Long-Term Incentives — In order to strengthen retention and the linkage to pay-for-performance, the Compensation Committee adopted the 2012 Long Term Incentive Plan which subjects 50% of our NEOs’ 2012 annual equity grant to performance requirements which determine the ultimate size of the grant. Linking pay even more closely to performance and stockholder returns, the 2013 Long Term Incentive Plan subjects 50% of our NEOs’ 2013 annual equity grant to the performance requirement of total stockholder return during 2013 to determine the ultimate size of the grant.

Executive Compensation Process

Role of the Compensation Committee — The Compensation Committee has the ultimate responsibility and decision-making authority over all aspects of the executive compensation program for the NEOs. The Compensation Committee seeks advice from its independent compensation consultant, Towers Watson, to assess executive pay elements to ensure they are reasonable, aligned with stockholder interests, meet our key priorities, and are competitive.

Role of Management — The CEO and other NEOs evaluate the performance of our various officers who directly or indirectly report to them. The CEO also evaluates the performance of the other NEOs and makes recommendations to the Compensation Committee with respect to salary adjustments, annual incentive payouts and annual equity awards. The Compensation Committee makes all compensation decisions and may exercise its discretion in making decisions that may or may not reflect the CEO’s recommendations.

Role of Consultant — Towers Watson, an independent compensation consultant, reports directly to the Compensation Committee and provides advice on program design, performs data and information analyses, and keeps the Compensation Committee apprised of changing trends and regulatory requirements in the executive pay arena. Towers Watson’s independence is affirmed and maintained by adherence to its executive compensation consulting protocols, which include procedures designed to prevent conflicts of interest. The engagement of Towers Watson did not raise any conflicts of interest. Towers Watson reported directly to the Compensation Committee and representatives from Towers Watson attended Compensation Committee meetings during fiscal 2012. In accordance with the terms of the engagement, we paid $253,247 in fees to Towers Watson during fiscal 2012, all for work that was directly in support of the Compensation Committee’s responsibilities.

Setting Executive Compensation

Executive Pay Peer Group Referenced for 2012 (as established in 2011) — In October 2011, the Compensation Committee retained the services of Towers Watson to perform an overall assessment of our total direct executive compensation programs and to provide feedback on the proposed 2012 compensation plan. As part of the assessment, Towers Watson reviewed the 2011 peer group by applying a screening process that focused on industry, size, revenue growth and global reach. Specifically, screening criteria was intended to yield a peer group of medical technology and device companies, with revenues and market capitalizations of approximately 0.5- to 2.0-times those of the Company. As a result of this review, the Compensation Committee adjusted the peer group to include more companies similar to us in industry, size, revenue growth and global reach. The peer companies for 2012 are listed below.

• Edwards Lifesciences	• Masimo	• DJO Global

• Integra LifeSciences	• Illumina	• Wright Medical

• Volcano Corporation	• Orthofix	• Thoratec

• Greatbatch, Inc.	• Intuitive Surgical

• ArthroCare Corporation	• CONMED

Newly Revised Executive Pay Peer Group Referenced for 2013 — In November 2012, the Compensation Committee performed an overall assessment of our 2012 peer group by closely reviewing the peer groups listed by ISS Corporate Services as well as Glass Lewis. In addition, the Compensation Committee reviewed those companies who listed NuVasive as a peer group. As a result of this review, the Compensation Committee adjusted the 2013 peer group as follows. Those marked with an * indicate a new peer for 2013.

• Globus Medical*	• ResMed*	• AngioDynamics*

• Masimo	• Wright Medical	• Thoratec

• Integra LifeSciences	• Illumina	• Orthofix

• Volcano Corporation	• Intuitive Surgical	• CONMED

• Greatbatch, Inc.	• ArthroCare Corporation

Additional Published Survey Sources — As explained earlier in this Compensation Discussion and Analysis, the Compensation Committee no longer relies upon a stated benchmarking percentile in relation to this specific peer group alone, but rather relies upon several varied sources of data and other factors in making individual pay decisions. In order to supplement market data gathered from publicly disclosed filings of our specific peer group, the Compensation Committee also considers market information from published surveys listed below.

Publisher	Survey Name	Industry Covered
Towers Watson	Compensation Data Bank	General Industry

Radford	Global Technology Survey	High Technology / Medical Devices

Mercer	Executive Compensation Survey	General Industry

These surveys are relevant as they are industry-based surveys representing the diverse nature of our talent markets.

Determining Executive Compensation

The Compensation Committee refers to competitive market pay-related data and considers other factors in making decisions about NEOs’ pay. The Compensation Committee also relies on other pay assessment analyses, such as our pay-for- performance assessments. A pay-for-performance assessment evaluates the degree to which realizable pay is aligned with corporate performance. The assessment compares our NEOs’ realizable/actual pay and corporate performance versus those of peer group companies, over recent single- and multi-year performance periods. This assessment helps the Compensation Committee reinforce its pay-for-performance commitment by periodically testing our degree of pay and performance alignment.

Determining 2012 CEO Compensation

In determining 2012 compensation for our CEO, the Compensation Committee performed a pay-for-performance assessment and determined both the one- and three-year realizable total direct compensation (“TDC”) for our CEO was in alignment with Company performance. Realizable TDC is defined as aggregate salary + aggregate actual bonuses paid + realizable gains of long-term incentive awards granted during the relevant periods. Realizable gains of long term incentive awards would include in-the-money gains of stock options, as of December 31, 2011, the value of full-value shares, as of as of December 31, 2011and value of earned performance shares for cycles beginning and ending in the relevant periods, as of December 31, 2011. The area between the gray lines represents where pay and performance demonstrate alignment.

NuVasive’s performance ranking is measured on the basis of sales growth, EPS growth, EBITDA growth and total stockholder return over each performance period with each metric being weighted equally. Additional peers may also be excluded on a case-by-case basis if complete data was not available.

The Compensation Committee also evaluates the CEO on the achievement of his goals and objectives for 2012. These goals and objectives were determined in conjunction with the Board in late 2011 and were established primarily as a result of the Company’s operating plan for 2012, but also included non-financial metrics and goals the Board believed were critical to the Company’s ongoing success. The CEO’s goals and objectives also became the basis for determining the goals and objectives of his direct reports, which ensured consistency across the entire organization. The CEO reviewed his actual performance with the Board periodically during the year, and formally at the January 2013 Compensation Committee meeting. Subsequently, the Board gathered feedback from each of the CEO’s direct reports and compiled a report based on the information gathered. The Compensation Committee utilized this report, the CEO’s self-assessment of his performance, actual financial performance results, the pay-for-performance assessment and the external competitive market data to make its compensation decisions.

Determining NEO Compensation

For our remaining NEOs, our CEO prepared and presented to the Compensation Committee performance assessments and compensation recommendations. Following consideration of the CEO’s presentation, the Compensation Committee may accept or adjust the CEO’s recommendations. In addition to the CEOs recommendations, the Compensation Committee reviewed the realizable pay for our remaining NEOs and while the assessment determined the realizable pay was somewhat misaligned over a one-year period, the three-year realizable pay was strongly aligned with Company performance when compared to our peer group.

NuVasive’s performance ranking is measured on the basis of sales growth, EPS growth, EBITDA growth and total stockholder return over each performance period with each metric being weighed equally. Additional peers may also be excluded on a case-by-case basis if complete data was not available.

Elements of Our Executive Compensation Program

The key components of compensation for the NEOs consist principally of base salary, performance-based cash bonuses and long-term compensation in the form of performance-based and time-based equity awards. Our policy for allocating between long-term and currently-paid compensation is to ensure adequate base compensation to attract and retain personnel, while providing annual incentives to reward annual performance against our specific goals and providing long-term compensation to maximize the creation of long-term value for our stockholders. The Compensation Committee reviews each element of the compensation program, as described in more detail below and makes annual decisions with respect to each element of compensation. The Compensation Committee then reviews the total compensation resulting from those decisions to determine whether the Compensation Committee believes the resulting total compensation package is consistent with the Compensation Committee’s compensation policies, weighted toward a majority of performance-based compensation and competitiveness.

In addition to these elements of our compensation program, our NEOs are eligible for other benefits and perquisites, as discussed below under “Perquisites And Other Benefits.” Our NEOs are also eligible to participate in shareowner benefit programs generally offered to our other shareowners. Our Compensation Committee believes that, by allocating compensation among these elements, our overall executive compensation program appropriately balances risk and the desire to focus our NEOs on specific short-term and long-term goals and objectives important to our overall success. The Compensation Committee does not favor providing NEOs with perquisites or other benefits not available to our salaried shareowners. We do not provide any tax gross-ups.

Base Salary

Base salary levels for our NEOs recognize the experience, skills, knowledge and responsibilities required of each officer. Each year, base salary is evaluated against an internal assessment of the NEOs’ performance, both individually and relative to other officers. For our newly hired officers, the Compensation Committee considers competitive factors in the spine industry, the compensation of the individual at his or her prior employer, and other competitive hiring factors.

The Compensation Committee reviews each NEO’s salary once a year and may adjust each NEO’s salary to reflect promotions or changes in level of responsibility, performance-based factors, as well as competitive conditions. The Compensation Committee does not apply specific formulas to determine increases or decreases. If adjustments are made, generally, they are effective January 1 of each year.

In establishing the 2012 base salaries, the Compensation Committee increased the base salaries for all our NEOs, except for our CEO who did not receive an increase. Our CFO, Mr. Lambert received a 2% increase to reflect an inflationary and cost-of-living adjustment. Our President & COO, Mr. Valentine received a 5% increase to reflect his increase in comprehensive operational accountability by bringing global information technologies under his leadership. Mr. Miles received a 10% increase to reflect his promotion to President, Global Products and Services, where Mr. Miles focuses on developing our product lines and developing our service business of intra-operative monitoring as well as reimbursement, clinical resources and surgeon training. Our former President, Global Sales, Mr. Rydin received a 10% increase to reflect his promotion to President and head of our worldwide sales. These salary increases were effective as of January 1, 2012.

For 2013, the Compensation Committee kept base salaries for our CEO and other NEOs at the same levels as 2012 without any increases.

Performance-Based Cash Compensation

Our cash incentive plan is intended to provide a direct financial incentive in the form of a cash bonus based on the achievement of specifically defined performance measures including both Company-specific measures and individual performance measures. The overall bonus pool is funded by the Company meeting our non-GAAP EPS goals, with adjustments to the bonus pool based on the objective measurements of revenue, as revenue is our best indicator of sales activity and growth in the current period, and non-GAAP operating margin percentage, as a measure of our overall financial performance in the current period.

2012 Executive Performance Bonus Plan

In February 2012, the Compensation Committee approved the terms of the 2012 Executive Performance Bonus Plan (the “2012 Bonus Plan”), applicable to our NEOs. Cash awards granted under the 2012 Bonus Plan were granted under our 2004 Amended and Restated Equity Incentive Plan, as amended (the “2004 Plan”). Under our 2012 Bonus Plan, our NEOs were eligible to receive a target bonus amount as a percentage of their respective base salaries (the “Target Bonus Amount”).

Under the terms of the 2012 Bonus Plan, a pool of bonus dollars was to be funded, provided the Company achieved its non-GAAP EPS (excluding amortization of intangibles, stock-based compensation, litigation expenses and acquisition related charges) target (the “2012 EPS Target”). This goal was set in order for the Compensation Committee to ensure that the Company met its basic goal of maintaining profitability prior to the bonus pool being eligible for funding. Upon achieving our 2012 EPS Target, the bonus pool was funded at the maximum bonus for each NEO of 225% of their respective Target Bonus (the “Maximum Bonus Amount”). The Compensation Committee only has the ability to exercise negative discretion in reducing the Maximum Bonus Amount for each NEO based upon achievement of both Company and individual performance goals.

The Target Bonus Amounts and the related Maximum Bonus for 2012 are set forth below:

Name, Position	2012 Target Bonus Percentage	2012 Target Bonus Amount	2012 Maximum Bonus Amount(1)
Alexis V. Lukianov, Chairman and Chief Executive Officer	100%	$900,000	$2,025,000
Keith C. Valentine, President and Chief Operating Officer	90%	$495,000	$1,113,750
Patrick Miles, President, Global Products and Services	90%	$468,000	$1,053,000
Michael J. Lambert, Executive Vice President and Chief Financial Officer	70%	$337,750	$759,938
Jeffrey R. Rydin, Former President, Global Sales(2)	90%	$415,800	$935,550

(1)	2012 Maximum Bonus Amount equals 225% of each individual’s Target Bonus Amount.

(2)	Mr. Rydin resigned from the Company on October 4, 2012, effective March 31, 2013. As a result of his resignation, he became ineligible for a bonus under the 2012 Bonus Plan.

The 2012 Bonus Plan operated as follows:

•     Step One “Funding” — The Company exceeded the 2012 EPS Target by achieving a non-GAAP EPS of $1.04 which resulted in the bonus pool funding at the maximum level of 225% of each NEOs’ respective Target Bonus Amount.

•    Step Two “Measurement” — Based on 2012 Company revenue and non-GAAP operating margin percentage performance results, as summarized below, the weighted payout with respect to Company performance was 91% of the NEOs’ Target Bonus Amount.

		Target Goal	Performance Goals(1)				Performance Payout(1)			Weighted Payout
Metric	Weighting		Threshold	Maximum	Actual Result	Actual %	Threshold	Maximum	Actual
Revenue	60%	$623M	90.0%	106.0%	$620M	99.6%	10%	166%	96%	91%
Op-Margin %(2)	40%	18.8%	84.8%	105.5%	18.1%	96.3%	32%	125%	84%

(1)	Achievements between threshold and maximum are based on a linear interpolation.

(2)	Non-GAAP Operating Margin Percentage, which is calculated based upon pre-bonus funding and excludes the Medtronic royalty accrual.

•    Step Three “Adjustments” — After Company-performance-based award levels have been determined, the Compensation Committee then applied an individual performance modifier, which could range from -100% to +50%, based on the Compensation Committee’s evaluation of individual performance goals that were also established near the beginning of the fiscal year. This adjustment could not, however, result in a higher bonus than the Maximum Bonus Amount that was earned through achievement of the overall 2012 EPS Target. As a result, any adjustment still results in negative discretion from the Compensation Committee.

After full evaluation of the individual performance component for each NEO, the Compensation Committee determined that each NEO performed at a high level in 2012 when compared against his individual performance goals and as a result, a portion of the bonus available for each NEO with respect to achievement of the individual performance goals should be awarded. However, the Compensation Committee did not apply an individual modifier to our NEOs bonus as we did not achieve all of our Company-specific internal goals, specifically citing our financial underachievement in the third quarter of 2012. In addition, despite the weighted payout with respect to Company performance of 91% of each NEO’s Target Bonus Amount, the Compensation Committee further reduced each NEO’s bonus amount to approximately 80% of each NEO’s Target Bonus Amount.

The breakdown of the actual bonus amounts paid to our NEOs compared to their potential bonus based upon the achievement of the Company-performance and individual-performance goals are set forth in the table below.

Name, Position	2012 Target Bonus Amount	2012 Maximum Potential Bonus(1)	2012 Actual Bonus
Alexis V. Lukianov, Chairman and Chief Executive Officer	$900,000	$1,228,500	$720,000
Keith C. Valentine, President and Chief Operating Officer	$495,000	$675,675	$400,000
Patrick Miles, President, Global Products and Services	$468,000	$638,820	$375,000
Michael J. Lambert, Executive Vice President and Chief Financial Officer	$337,750	$461,029	$275,000
Jeffry R. Rydin, Former President, Global Sales(2)	$415,800	$567,567	—

(1)	Maximum Potential Bonus for each NEO = (Target Bonus Amount x Weighted Corporate Performance Payout of 91%) x (Individual Performance Modifier of 1.5)

(2)	Mr. Rydin resigned from the Company on October 4, 2012, effective March 31, 2013. As a result of his resignation, he became ineligible for a bonus under the 2012 Bonus Plan.

2013 Executive Performance Bonus Plan

For 2013, our NEOs will be eligible to receive a cash bonus under our Executive Performance Bonus Program (the “2013 Bonus Plan”). Equity awards granted under the Bonus Plan will be granted under the 2004 Plan.

The 2013 Bonus Plan will operate as follows:

•    Step One “Funding” — A pool of bonus dollars will be funded, provided we achieve our non-GAAP EPS (excluding amortization of intangibles, stock-based compensation, litigation expenses and acquisition related charges) target (the “2013 EPS Target”). Upon achieving our 2013 EPS Target, the bonus pool will be funded at the maximum bonus for each NEO of 225% of their respective 2013 Target Bonus (the “2013 Maximum Bonus Amount”). The Compensation Committee only has the ability to exercise negative discretion in reducing the 2013 Maximum Bonus Amount for each NEO based upon achievement of both Company and individual performance goals.

•    Step Two “Measurement” — Once the 2013 EPS Target has been met, Company performance is then measured based on pre-determined goals for revenue and non-GAAP operating margin percentage. The goals are set to be consistent with the 2013 operating budget, as approved by the Board in January 2013. Under the terms of the 2013 Bonus Plan, our CEO is eligible for a target bonus amount equal to 100% of his base salary paid during 2013, our Presidents are eligible for target bonus amounts equal to 90% of their respective base salaries paid during 2013, and our remaining NEOs are eligible for target bonus amounts equal to 70% of their respective base salaries paid during 2013 (collectively, the “2013 Target Bonus”).

Metric	Weighting	2013 Performance Range as % of Target Goal		2013 Bonus Opportunity Range as % of Target Bonus
		Threshold	Maximum	Threshold	Maximum
Revenue	50%	92.5%	106.0%	33%	166%
Non-GAAP Operating Margin Percentage	50%	92.9%	109.9%	68%	145%

At 100% achievement of the revenue goal, 50% of the 2013 Target Bonus will be awarded. The revenue portion of the 2013 Target Bonus increases by 11% for every 1% above the revenue goal and decreases by 9% for every 1% below the revenue goal. At 100% achievement of the non-GAAP operating margin percentage goal, 50% of the 2013 Target Bonus will be awarded. The non-GAAP operating margin percentage portion of the 2013 Target Bonus increases or decreases by 4.5% for every 1% above and below the goal. The bonus awards are prorated for goal achievement between 92.5% – 106.0% for the revenue goal and between 92.9% – 109.9% for the non-GAAP operating margin percentage goal on a linear interpolation.

•    Step Three “Adjustments” — After Company-performance-based award levels have been determined, the Compensation Committee can then apply an individual performance modifier, which can range from -100% to +50%, based on the Compensation Committee’s evaluation of individual performance goals that were also established near the beginning of the fiscal year 2013. This potential individual adjustment provides the Compensation Committee with a tool for differentiating performance between the NEOs and for considering the quality of financial performance. This adjustment cannot, however, result in a higher bonus then the 225% of the 2013 Target Bonus that is earned through achievement of the overall 2013 EPS Target. As a result, any adjustment still results in negative discretion from the Compensation Committee.

Long-Term Incentive Compensation

The Compensation Committee believes that by providing persons who have substantial responsibility for our management and growth with an opportunity to increase their ownership of our stock, the best interests of stockholders and executives will be more closely aligned. The long-term incentive equity awards enable our NEOs and other shareowners to participate in the long-term appreciation of our stockholder value, while personally feeling the impact of any business setbacks, whether NuVasive-specific or industry-based. Furthermore, the award assists with retention of the NEO to the extent the award is subject to vesting related to an individual’s continued employment.

In determining each NEO’s grant of long-term incentive equity awards, the Compensation Committee considers a combination of Company performance, individual performance, an analysis of competitive pay practices and an evaluation of the sufficiency of the unvested equity awards held by NEOs. It is the Compensation Committee’s policy to provide significant levels of equity compensation to the Company’s NEOs as the Compensation Committee feels it is crucial to the Company’s long-term growth prospects to retain the Company’s current executive management team. The Company has granted RSUs to its shareowners since the beginning of 2009. The predominant form of equity compensation for our NEOs has historically been stock options; however, the Compensation Committee introduced RSUs as a component of the equity compensation package for executives in 2010 and granted both options and RSUs to our NEOs in 2011. In 2012, the Compensation Committee granted equity awards to our NEOs exclusively in the form of RSUs and PRSUs.

2012 Long Term Incentive Plan

To better align equity awards with stockholder interests, the Compensation Committee adopted the 2012 Long Term Incentive Plan (the “2012 LTI Plan”), under which the Compensation Committee:

•    Decided to eliminate stock options and replace them with the newly introduced PRSUs. This change in award delivery not only mitigates the dilutive effect of stock options but, more importantly, further aligns the realizable value of equity-based awards with both pre-determined Company goals and stockholder returns.

•    Granted awards to NEOs in the form of 50% time-based RSUs and 50% PRSUs. The equity grant was determined as a dollar amount and then converted to a number of RSUs and PRSUs based upon the closing stock price on the date of grant.

Target PRSU and RSU grants for NEOs were established as follows:

Name, Position	2012 RSU Grant		2012 PRSU Grant
	Total RSUs(1)	$ Value	Target PRSUs(1)	$ Value
Alexis V. Lukianov, Chairman and Chief Executive Officer	130,701	$2,040,250	130,701	$2,040,250
Keith C. Valentine, President and Chief Operating Officer	40,474	$631,800	40,474	$631,800
Patrick Miles, President, Global Products and Services	36,063	$562,950	36,063	$562,950
Michael J. Lambert, Executive Vice President and Chief Financial Officer	31,355	$489,450	31,355	$489,450
Jeffrey R. Rydin, Former President, Global Sales(2)	27,530	$429,750	27,530	$429,750

(1)	The number for RSUs and PRSUs was determined by dividing the dollar value by the closing stock price on the date of grant, February 13, 2012, of $15.61 per share.

(2)	Mr. Rydin resigned from the Company on October 4, 2012, effective March 31, 2013. As a result of his resignation, his PRSUs were cancelled under the 2012 LTI Plan.

In February 2012, the Compensation Committee approved the terms of the 2012 LTI Plan, applicable to our NEOs. Equity awards granted under the 2012 LTI Plan were granted under the 2004 Plan. Under our 2012 LTI Plan, our NEOs received both PRSUs in tandem with RSUs. 50% of our NEOs’ equity grant was in the form of PRSUs while the remaining 50% of the equity grant was in RSUs.

The 2012 LTI Plan operated as follows:

•    Step One “Baseline Measurement” — The Company measured its 2012 U.S revenue growth relative to the overall growth of the remaining U.S. spine market based upon data available to the Company to determine the baseline percentage of PRSUs earned against the target. The growth percentage was determined by comparing the Company’s 2012 U.S. revenue to the Company’s 2011 domestic revenue, normalized for Impulse Monitoring, Inc.’s full-year 2011 revenue. For 2012, the Company set a target of 10% U.S. revenue growth above the growth of the remaining U.S. spine market. Based on the revenue date available to the Company, the Company achieved an overall growth of 10.7% above the remaining U.S. spine market resulting in 122.4% of the Target PRSUs being earned (the “Earned PRSUs”).

•    Step Two “Adjustment for IOM Revenue Growth” — The Company set a goal of $44 million in revenue for its subsidiary, Impulse Monitoring, Inc., (“Impulse Monitoring”) for 2012 (the “IOM Revenue Goal”). Achievement of the IOM Revenue Goal would have resulted in an award of 110% of the Earned PRSUs. Achievement of less than the IOM Revenue Goal would result in no adjustment to the Earned PRSUs. For 2012, Impulse Monitoring generated $42.0 million in revenue. Accordingly, no adjustment was made to the Earned PRSUs.

•    Step Three “Adjustment for Non-GAAP EPS” — The Company set a Non-GAAP EPS goal of $0.96 (the “EPS Goal”). Achievement of the EPS Goal or greater would result in no additional adjustment to the Earned PRSUs. However, achievement of between 88.5% and 99.9% of the EPS Goal would result in a downward adjustment to the Earned PRSUs of 0% to 99.9% of the Earned PRSUs being ultimately awarded. For 2012, the Company achieved the EPS Goal. Accordingly, no adjustment was made to the Earned PRSUs.

	Target Goal	Performance Goals(1)			Performance Payout(1)
Metric		Threshold	Maximum	Actual Result	Threshold	Maximum	Actual
U.S. Market Growth(2)	10%	5.0%	15.0%	10.7%	50%	250%	122.4%
Adjustments
IOM Revenue	$44M	$44M	$50M	$42M	100%	120%	100%
Non-GAAP EPS	$0.96	$0.85	$0.96	$1.04	0%	100%	100%
			Total Earned PRSUs: 122.4% of Target PRSUs

(1)	Achievements between threshold and maximum are based on a linear interpolation.

(2)

Represents NuVasive’s U.S. domestic revenue growth in 2012 over U.S. domestic revenue growth in 2011 (normalized for Impulse Monitoring, Inc.’s full-year 2011 revenue) greater than the remaining U.S. spine market growth.

Once the number of Earned PRSUs was determined, one-third of such Earned PRSUs vested on March 1, 2013, and the remaining two-thirds will vest equally on March 1, 2014 and March 1, 2015, subject to the NEOs’ continuous employment through each of the vesting dates.

Regarding the time-based RSUs awarded to NEOs, one-third of the RSUs vested on February 1, 2013 and the remaining two-thirds will vest equally on February 1, 2014 and 2015, subject to the NEOs’ continuous employment through each of the vesting dates.

The breakdown of the settled PRSUs granted to our NEOs compared to their Target PRSUs upon the achievement of the Company-performance goals are set forth in the table below.

Name, Position	2012 Target PRSUs	2012 Earned PRSUs
Alexis V. Lukianov, Chairman and Chief Executive Officer	130,701	159,978
Keith C. Valentine, President and Chief Operating Officer	40,474	49,540
Patrick Miles, President, Global Products and Services	36,063	44,141
Michael J. Lambert, Executive Vice President and Chief Financial Officer	31,355	38,379
Jeffry R. Rydin, Former President, Global Sales(1)	27,530	—

(1)	Mr. Rydin resigned from the Company on October 4, 2012, effective March 31, 2013. As a result of his resignation, his PRSUs under the 2012 LTI Plan were canceled.

2013 Long Term Incentive Plan

On March 1, 2013, the Compensation Committee adopted the 2013 Long Term Incentive Plan (the “2013 LTI Plan”) under which the Company granted both RSUs and PRSUs to our NEOs, in accordance with the terms of the 2004 Plan. The RSU and target PRSU grant totals were established as follows:

Name, Position	2013 RSU Grant		2013 PRSU Grant
	Total RSUs(1)	$ Value	Target PRSUs(1)	$ Value
Alexis V. Lukianov, Chairman and Chief Executive Officer	106,042	$2,040,250	106,042	$2,040,250
Keith C. Valentine, President and Chief Operating Officer	33,914	$652,500	33,914	$652,500
Patrick Miles, President, Global Products and Services	27,495	$529,000	27,495	$529,000
Michael J. Lambert, Executive Vice President and Chief Financial Officer	25,520	$491,000	25,520	$491,000
Jeffrey R. Rydin, Former President, Global Sales(2)	—	—	—	—

(1)	The number for RSUs and PRSUs was determined by dividing the dollar value by the closing stock price on the date of grant, March 1, 2013, of $19.24 per share.

(2)	Mr. Rydin resigned from the Company on October 4, 2012, effective March 31, 2013. As a result of his resignation, he was not eligible for the 2013 LTI Plan.

The 2013 LTI Plan provides that the RSUs and PRSUs each account for 50% of our NEOs’ 2013 equity award assuming the performance metric is achieved at the targeted level. The metric for the settlement of the PRSUs is based upon the Company’s TSR, measured as the change in the Company’s stock price between December 31, 2012 and December 31, 2013, with the latter price being measured as the fifteen trading-day trailing average of our stock price as of December 31, 2013. The target TSR is the three-year weighted average of the NASDAQ Global Select Market. The total number of PRSUs to be awarded will range from 0% to 350% of the target amount based upon the Company’s actual TSR.

The number of PRSUs earned by each NEO will be settled in January 2014, upon determination of the Company’s TSR for the fiscal year ended December 31, 2013. Once the number of PRSUs is settled, 50% of such PRSUs will vest on February 1, 2014 the remaining 50% will vest on the February 1, 2015, subject to the NEOs’ continuous employment through each of the vesting dates.

Vesting of the time-based RSUs will occur in three equal installments on February 1, 2014, 2015 and 2016, subject to the NEOs’ continuous employment through each of the vesting dates.

Perquisites and Other Benefits

The Compensation Committee does not favor providing NEOs with perquisites or other benefits not available to our salaried shareowners. Our NEOs currently participate in our benefit plans on the same terms as other salaried shareowners, which include the Company’s 401(k) plan and medical and dental insurance. In addition to these benefits, executives may be provided with certain other incidental benefits (including participation in an executive healthcare program) that do not comprise a material portion of any executive’s compensation package. We generally do not provide significant recurring perquisites to the executives that are not available to our salaried shareowners. We do not provide any tax gross-ups.

We do not provide defined benefit pension arrangements or post-retirement health coverage for our U.S. officers or shareowners. Our NEOs are eligible to participate in our 401(k) contributory defined contribution plan. We do not contribute a matching contribution to the participant’s compensation that has been contributed to the plan. We do not provide any nonqualified defined contribution or other deferred compensation plans to our NEOs.

Historically, our NEOs have participated in our Employee Stock Purchase Plan, which participation is available to all of our shareowners, pursuant through which they purchase shares of our common stock at a discount to market prices (but within Internal Revenue Code Section 423 limits). Additionally, our executive travel and expense policy sets forth guidelines for our NEOs with respect to reimbursable expenses and generally requires: (i) a business purpose for business meals reimbursed by the Company; (ii) personal aspects of business travel (other than incidental meals and other expenses) are paid by the executive; and (iii) spouse travel is paid for by the executive.

Attributed costs of the personal benefits described above for the NEOs for the fiscal year ended December 31, 2012, if required to be disclosed, are included in the column captioned “All Other Compensation” of the “Summary Compensation Table” below.

Severance/Termination Protection

In connection with certain corporate transactions or a change in control of the Company, our equity awards are subject to accelerated vesting under certain circumstances. We have also entered into an employment agreement with our CEO and severance plans with our other NEOs that provide for severance compensation to be paid if the executives are terminated under certain conditions without cause as defined in the arrangements.

Information regarding applicable payments under the employment agreement or our severance plan, as applicable, for the NEOs is provided under the heading “Potential Payments Upon Termination or Change of Control” below.

Tax and Accounting Considerations/Deductibility of Executive Compensation

To the extent possible, we attempt to provide compensation that is structured to maximize favorable accounting, tax and similar benefits for the Company. Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), generally limits the deductibility of certain compensation in excess of $1,000,000 paid in any one year to any one NEO. Qualifying performance-based compensation is not subject to this deduction limit if certain requirements are met.

The Compensation Committee periodically reviews and considers the deductibility of executive compensation under Section 162(m) in designing our compensation programs and arrangements. A portion of our annual cash incentive awards is determined based upon the achievement of certain predetermined financial performance goals of the Company which permits the Company to deduct such amounts pursuant to Section 162(m). In addition, our equity incentive plans contain limits on the number of equity awards that are intended to qualify as performance-based compensation under Section 162(m) which may be granted to any one individual in any year for purposes of Section 162(m).

While we will continue to monitor our compensation programs in light of Section 162(m), the Compensation Committee considers it important to retain the flexibility to design compensation programs that are in the best long-term interests of the Company’s stockholders. As a result, the Compensation Committee may conclude that paying compensation at levels that are not deductible under Section 162(m) is nevertheless in the best interests of the Company’s stockholders.

2012 Summary Compensation Table

The following table shows for the annual periods ended December 31, 2012, 2011 and 2010, information concerning compensation awarded to, paid to, or earned by, the NEOs listed below.

Name and Principal Position	Year	Salary ($)	Stock Awards(1)(2) ($)		Option Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(3) ($)	Total ($)
Alexis V. Lukianov	2012	900,000	4,080,485		—	720,000	2,100	5,702,585
Chairman and CEO	2011	900,000	887,324		3,708,646	650,000	2,400	6,148,371
	2010	800,000	—		4,746,223	650,000	2,400	6,198,623

Keith C. Valentine	2012	550,000	1,263,598		—	400,000	2,100	2,215,698
President and Chief	2011	525,000	445,399		1,859,741	350,000	2,400	3,182,540
Operating Officer	2010	500,000	—		2,369,482	350,000	2,400	3,221,882

Patrick Miles	2012	520,000	1,125,887		—	375,000	2,100	2,022,987
President, Global	2011	473,000	277,274		1,475,811	300,000	2,400	2,528,485
Products and Services	2010	450,000	—		1,672,640	300,000	2,400	2,425,040

Michael J. Lambert	2012	482,500	978,903		—	275,000	2,100	1,738,503
Executive Vice	2011	473,000	1,331,000		—	250,000	83,653	2,137,653
President and CFO(4)	2010	450,000	1,640,000		—	250,000	2,400	2,342,400

Jeffrey P. Rydin	2012	462,000	859,487	(6)	—	—	2,100	1,323,587
Former President,	2011	420,000	443,649		617,999	275,000	2,400	1,759,048
Global Sales(5)	2010	400,000	—		1,013,446	275,000	2,400	1,690,846

(1)

Represents the grant date valuation of the awards computed in accordance with the FASB ASC Topic 718. The Company estimates the fair value of stock options using a Black-Scholes option-pricing model on the date of grant. The fair value of RSUs granted in 2012 and 2011 is based on the stock price on the date of grant. For more information on how this amount is calculated, see Note 8 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on February 26, 2013.

(2)

The grant date fair value for the performance-based restricted stock units granted in 2012 under the 2012 LTI Plan is reported at target levels multiplied by the closing stock price on the date of grant, February 13, 2012, of $15.61 per share.

(3)

All Other Compensation in 2012 includes NuVasive-paid premiums of $600 for group-term life insurance and $1,500 for payment of executive health physical exams. All Other Compensation in 2010 and 2011 includes NuVasive-paid premiums of $900 for group-term life insurance and $1,500 for payment of executive health physical exams.

(4)	All Other Compensation for Mr. Lambert in 2011 includes a relocation payment of $80,853 and $400 for an airline club membership.

(5)	Mr. Rydin resigned from the Company on October 4, 2012, effective March 31, 2013.

(6)	Stock Awards valued at $859,487 for Mr. Rydin, performance-based restricted stock units valued at $429,744 were forfeited upon Mr. Rydin’s resignation from NuVasive on October 4, 2012.

Grant of Plan-Based Awards

The following table sets forth information regarding grants of restricted stock awards and potential cash payments made to our NEOs during the fiscal year ended December 31, 2012.

	Estimated Possible Payments Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payments Under Equity Incentive Plan Awards(5)				All Other Stock Awards: Number of Shares of Stock Units (#)	Exercise or Base Price of Stock Awards ($/Sh)	Grant Date Fair Value of Stock Awards(9)($)
Name	Threshold(2) ($)	Target(3) ($)	Maximum(4) ($)	Threshhold(6)	Target(7)	Maximum(8)	Grant Date
Alexis V. Lukianov	54,000	900,000	2,025,000
				49,013	130,701	326,753	2/13/12	130,701	$15.61	$4,080,485
Keith C. Valentine	29,700	495,000	1,113,750
				15,178	40,474	101,185	2/13/12	40,474	$15.61	$1,263,598
Patrick Miles	28,080	468,000	1,053,000
				13,524	36,063	90,158	2/13/12	36,063	$15.61	$1,125,887
Michael J. Lambert	20,265	337,500	759,375
				11,758	31,355	78,388	2/13/12	31,355	$15.61	$978,903
Jeffrey P. Rydin	24,948	415,800	935,550
				10,324	27,530	68,825	2/13/12	27,530	$15.61	$859,487

(1)

Represents the hypothetical payments possible under our NEOs’ respective non-equity bonus plans as described in “Performance-Based Cash Compensation” above. The amounts actually paid to our NEOs for 2012 are set forth above in the Summary Compensation Table under the heading “Non-Equity Incentive Plan Compensation.”

(2)

The Threshold payment is based upon 90% achievement of the revenue goal and <85.2% achievement of the non-GAAP operating margin percentage goal. Under this scenario, our NEOs would earn 6% of their respective Target payment. This Threshold amount would still be subject to a modifier of between -100% to +50% dependent upon the Compensation Committee’s subjective evaluation of each individual NEOs nonfinancial performance objectives. Company or individual performance below the Threshold amount would result in $0 bonus being earned.

(3)	The Target payment is set as a percentage of the NEOs’ salary as discussed under the heading “Performance-Based Cash Compensation” above.

(4)

The Maximum payment is based upon our 106.1% or greater achievement of the revenue goal and 105.5% of the non-GAAP operating margin percentage goal in addition to a 50% increase based upon individual achievement of nonfinancial goals, upon which our NEO would earn 225% of their respective Target payment.

(5)

Represents the hypothetical payments possible under our NEOs’ respective equity incentive plan as described in “Long-Term Incentive Compensation” above. The number of shares actually awarded to our NEOs for 2012 are set forth under the heading “2012 Long Term Incentive Plan.”

(6)

The Threshold total is based upon 50% achievement of the U.S. Market Growth metric with no additional adjustments. Under this scenario, our NEOs would earn 37.5% of their respective Target grant of PRSUs.

(7)	The Target number of PRSUs was established by the Compensation Committee in February 2012, as discussed under the heading “Long Term Incentive Compensation.”

(8)

The Maximum total is based upon either maximum achievement of the U.S. Market Growth metric or upon 134% or greater achievement of the U.S. Market Growth metric, along with achievement of the maximum IOM Revenue Goal and achievement of the target EPS Goal. Under these scenarios, our NEOs would earn 250% of their respective Target Payment.

(9)

The amounts represent the grant date valuation at target of the awards computed in accordance with the FASB ASC Topic 718. For more information, see Note 8 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on February 26, 2013.

Outstanding Equity Awards at December 31, 2012

The following table sets forth information regarding outstanding equity awards held by our NEOs as of December 31, 2012.

	Option Awards(1)(10)				Stock Awards(10)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares (#) or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(7) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(8) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(9) ($)

Alexis V. Lukianov	12,217	—	9.50	10/20/2014	155,700	(2)	2,407,122	130,701	2,020,637
	250,000	—	18.31	1/3/2016	—		—	—	—
	300,000	—	23.24	1/16/2017	—		—	—	—
	400,000	—	38.94	1/4/2018	—		—	—	—
	391,667	8,333	34.82	1/2/2019	—		—	—	—
	255,208	94,792	32.80	1/4/2020	—		—	—	—
	143,750	156,250	26.62	1/3/2021	—		—	—	—
Keith C. Valentine	1,334	—	9.50	10/20/2014	52,973	(3)	818,963	40,474	625,728
	100,000	—	18.31	1/3/2016	—		—	—	—
	150,000	—	23.24	1/16/2017	—		—	—	—
	200,000	—	38.94	1/4/2018	—		—	—	—
	195,833	4,167	34.82	1/2/2019	—		—	—	—
	127,604	47,396	32.80	1/4/2020	—		—	—	—
	62,891	68,359	26.62	1/3/2021	—		—	—	—
	8,985	9,766	27.46	1/28/2021	—		—	—	—
Patrick Miles	15,552	—	18.31	1/3/2016	43,875	(4)	678,308	36,063	557,534
	62,876	—	23.24	1/16/2017	—		—	—	—
	150,000	—	38.94	1/4/2018	—		—	—	—
	146,875	3,125	34.82	1/2/2019	—		—	—	—
	91,146	33,854	32.80	1/4/2020	—		—	—	—
	44,922	48,828	26.62	1/3/2021	—		—	—	—
	11,979	13,021	27.46	1/28/2021	—		—	—	—
Michael J. Lambert	15,417	4,583	38.01	11/9/2019	93,855	(5)	1,450,998	31,355	484,748
					—		—	—	—
					—		—	—	—
Jeffrey P. Rydin	57,931	—	23.24	1/16/2017	40,029	(6)	618,849	—	—
	100,000	—	38.94	1/4/2018	—		—	—	—
	97,917	2,083	34.82	1/2/2019	—		—	—	—
	54,688	20,312	32.80	1/4/2020	—		—	—	—
	23,958	26,042	26.62	1/3/2021	—		—	—	—

(1)	All option awards vest 25% on the one-year anniversary of the grant date, with the remaining shares vesting in 36 equal monthly installments thereafter. All option grants have a term of ten years.

(2)

Represents 24,999 RSU awards which vest 25% annually beginning on the one-year anniversary of the first day of the month of grant and ending on the four-year anniversary of the first day of the month of grant and 130,701 which vest 33% annually beginning on the one-year anniversary of the first day of the month of grant and ending on the three-year anniversary of the first day of the month of grant.

(3)

Represents 12,499 RSU awards which vest 25% annually beginning on the one-year anniversary of the first day of the month of grant and ending on the four-year anniversary of the first day of the month of grant and 40,474 which vest 33% annually beginning on the one-year anniversary of the first day of the month of grant and ending on the three-year anniversary of the first day of the month of grant.

(4)

Represents 7,812 RSU awards which vest 25% annually beginning on the one-year anniversary of the first day of the month of grant and ending on the four-year anniversary of the first day of the month of grant and 36,063 which vest 33% annually beginning on the one-year anniversary of the first day of the month of grant and ending on the three-year anniversary of the first day of the month of grant.

(5)

Represents 62,500 RSU awards which vest 25% annually beginning on the one-year anniversary of the first day of the month of grant and ending on the four-year anniversary of the first day of the month of grant and 31,355 which vest 33% annually beginning on the one-year anniversary of the first day of the month of grant and ending on the three-year anniversary of the first day of the month of grant.

(6)

Represents 12,499 RSU awards which vest 25% annually beginning on the one-year anniversary of the first day of the month of grant and ending on the four-year anniversary of the first day of the month of grant and 27,530 which vest 33% annually beginning on the one-year anniversary of the first day of the month of grant and ending on the three-year anniversary of the first day of the month of grant.

(7)

Amounts listed represent the aggregate market value of the unvested restricted stock units awards held by the NEOs as of December 31, 2012 based on the closing price of a share of NuVasive common stock of $15.46 on December 31, 2012.

(8)	Represents the amount of performance-based RSUs at target.

(9)

Calculated by multiplying the closing price of a share of NuVasive’s common stock on December 31, 2012 of $15.46 by the number of performance-based restricted stock units granted for 2012, assuming achievement at the target level of performance. The market value of the shares of our common stock that can be issued on the vesting date, based on the Company’s achievement of certain performance targets for its 2012 fiscal year as discussed above, ranges from 0-225% of the targeted amount of shares. Upon determination of the completion of the performance objectives and final determination of the number of performance stock units awarded, these performance stock unit awards will vest 33% on each of March 1, 2013, March 1, 2014 and March 1, 2015

(10)	Information regarding potential acceleration of certain equity awards for the NEOs is provided under the heading “Potential Payments Upon Termination or Change of Control” below.

2012 Option Exercises

The following table sets forth information regarding options exercised by our NEOs during the fiscal year ended December 31, 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Alexis V. Lukianov	—	—	8,334	104,925
Keith C. Valentine	—	—	4,167	52,463
Michael J. Lambert	—	—	25,000	314,750
Patrick Miles	—	—	2,604	32,784
Jeffrey P. Rydin	—	—	4,167	52,463

(1)	The value realized on vesting is determined by multiplying (x) the number of shares that vested during 2012, times (y) the closing price of our common stock on NASDAQ on the applicable vesting date.

Pension Benefits

We do not provide defined benefit pension arrangements or post-retirement health coverage for our U.S. officers or shareowners. Our NEOs are eligible to participate in our 401(k) contributory defined contribution plan. We do not contribute a matching contribution to the participant’s compensation that has been contributed to the plan.

Nonqualified Deferred Compensation

We do not provide any nonqualified defined contribution or other deferred compensation plans to our NEOs.

Potential Payments Upon Termination or Change of Control

Potential Severance Payments Under Employment Arrangements

On January 3, 2011, we entered into an executive employment agreement (the “Agreement”) with our CEO, Alexis V. Lukianov. If Mr. Lukianov is terminated without cause, terminated by reason of death or disability or voluntarily terminates his employment for good reason (each as defined in the Agreement, collectively, “Severance Events”), he will receive a cash severance payment equal to two times both his base salary and target bonus. In such event, Mr. Lukianov will also be entitled to a pro-rated cash bonus for the year of termination based on actual performance results versus the bonus plan goals (and based on the actual bonus funding under the bonus formula then in effect). The Agreement also provides for (i) twenty four (24) months of accelerated vesting of equity awards in the case of a Severance Event and (ii) the continuation of group healthcare benefits for a period of twenty-four (24) months after a Severance Event. Under no circumstances will Mr. Lukianov receive tax gross-up for any severance payments under this Agreement.

The amounts shown below assume that such termination of Mr. Lukianov was effective as of December 31, 2012, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the CEO upon his termination. The actual amounts to be paid out can only be determined at the time of Mr. Lukianov’s separation from the Company.

Name	Salary Payment(1)	Target Bonus Payment(2)	Pro-Rated Bonus(3)	Value of Equity Acceleration(4)	COBRA	Total
Alexis V. Lukianov	$1,800,000	$1,800,000	$720,000	$4,427,759	$31,491	$8,779,250

(1)	Represents twenty four (24) months of Mr. Lukianov’s base salary of $900,000 as of December 31, 2012.

(2)	Represents two times (2x) Mr. Lukianov’s target bonus for 2012 under our 2012 Executive Performance Bonus Plan.

(3)	Represents the pro-rated bonus of Mr. Lukianov pursuant to our 2012 Executive Performance Bonus Plan, earned as of December 31, 2012.

(4)

Represents the fair market value of those RSUs and PRSUs at target with accelerated vesting on December 31, 2012, calculated based on a closing price of $15.46 of NuVasive common stock on December 31, 2012. The unvested options subject to vesting acceleration held by Mr. Lukianov all have an exercise price that exceeded the closing price as of December 31, 2012.

Our remaining NEOs are each employed “at will.” Under severance arrangements approved by the Compensation Committee, if we terminate an NEOs’ employment other than for cause or the NEO resigns for good reason, the terminated NEO is entitled to receive, as severance, 150% of the sum of his base salary and his most recently paid performance bonus paid in one lump sum, less standard deductions and withholdings. The amount of compensation payable to each NEO upon involuntary not-for-cause termination is shown below. The amounts shown assume that such termination was effective as of December 31, 2012, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

Name	Base Salary	Performance Bonus(1)	Multiplier	Total
Keith C. Valentine	$550,000	$350,000	150%	$1,350,000
Patrick Miles	$520,000	$300,000	150%	$1,230,000
Michael J. Lambert	$482,500	$250,000	150%	$1,098,750
Jeffrey P. Rydin	$462,000	$275,000	150%	$1,105,500

(1)	Reflects the bonus paid in 2012 pursuant to our 2011 Executive Performance Bonus Plan.

Potential Severance Payments Related to a Change in Control

The amount of compensation payable to each NEO following a change of control and subsequent termination is shown below. Upon a change in control of the Company, our NEOs (other than our CEO and consistent with all other shareowners) receive accelerated vesting of 50% of their unvested equity upon the change in control. The remaining 50% vests monthly over the following twelve (12) months. Upon termination after a change in control, the remaining 50% vests immediately. Upon termination after a change of control, our CEO receives twenty four (24) months of accelerated vesting of equity awards.

Our terminated NEOs (other than our CEO) are also entitled to receive, as severance, 150% of their base salary plus their most recently paid performance bonus. Our CEO is entitled to receive a severance payment equal to two times both his base salary and target bonus as well as a pro-rated cash target bonus for the period of time worked and the continuation of group healthcare benefits for a period of twenty-four (24) months.

Our terminated NEOs would receive the amounts set forth in the table below. The amounts shown assume that such termination was effective as of December 31, 2012, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

Name	Cash Payment		Value of Equity Acceleration(2)	Total
Alexis V. Lukianov	$4,320,000	(1)	$4,427,759	$8,747,759
Keith C. Valentine	$1,175,000		$1,444,691	$2,619,691
Patrick Miles	$1,080,000		$1,235,842	$2,315,842
Michael J. Lambert	$973,750		$1,935,746	$2,909,496
Jeffrey P. Rydin	$968,000		$618,849	$1,586,849

(1)	Represents the total cash payments for Mr. Lukianov as described under the heading “Potential Severance Payments Under Employment Arrangements” above.

(2)

Represents the fair market value of those shares subject to RSUs with accelerated vesting on December 31, 2012, calculated based on a closing price of $15.46 of NuVasive common stock on December 31, 2012. The unvested options subject to acceleration all have an exercise price that exceeded the closing price as of December 31, 2012.

Director Compensation

Non-employee directors receive fees from the Company for their services as members of the Board and any committee of the Board. We pay our non-employee directors cash retainers and make equity award grants for their service on the Board. All directors own shares of our common stock. No director compensation is paid to any director who is also an employee of the Company. The following table sets forth the non-employee director compensation schedule:

Position	Annual Retainer
Board	$40,000
Audit Committee	$15,000
Chairperson of Audit Committee*	$20,000
Nominating and Governance Committee	$5,000
Chairperson of Nominating and Governance Committee*	$10,000
Compensation Committee	$10,000
Chairperson of the Compensation Committee*	$15,000

*	Committee Chair retainers are in addition to the member retainer

In addition, the Board is granted equity awards as follows:

•	Annual grant of 2,833 RSUs (the “Annual RSUs”).

•	New director inducement grant of 2,833 RSUs, prorated for partial year service (the “Initial RSUs”).

•	Directors are given the option to elect to take all or a portion of the cash retainer fees in RSUs with a quarterly issuance of such RSUs (the “DSUs”).

The Initial RSUs vest in full two (2) years from the date of grant. The Annual RSUs vest in twelve monthly installments from the date of grant. To the extent a director elects to take all or a portion of their respective cash retainer fees in RSUs, the cash fees are converted on the last day of each calendar quarter into RSUs based upon the fair market value of our common stock on the last day of such quarter. The Initial RSUs, the Annual RSUs and the DSUs are settled on the earliest of the third anniversary of the date of grant, a change in control of the Company or the date on which the director separates from service with the Company.

In January 2012, our Board adopted stock ownership guidelines for our Board. Per our revised Corporate Governance Guidelines, which includes the stock ownership guidelines, our non-employee directors are required to hold a number of shares of the Company’s common stock with a value equal to three times the annual cash retainer for Board service paid to non-employee directors, subject to the terms of the stock ownership guidelines. Each such non-employee director is required to achieve this ownership guideline within five years of becoming a non-employee director. Any person who was an already a non-employee director on the adoption date is required to achieve this ownership guideline by January 4, 2017.

Director Summary Compensation Table

The following table summarizes director compensation during the fiscal year ended December 31, 2012:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Jack R. Blair	65,000	53,884	118,884
Peter C. Farrell, Ph.D, AM.	55,000	53,884	108,884
Lesley H. Howe	85,000	53,884	138,884
Robert J. Hunt	60,000	53,884	113,884
Peter M. Leddy, Ph,D.	50,000	53,884	103,884
Eileen M. More	60,000	53,884	113,884
Richard W. Treharne, Ph.D.	55,000	53,884	108,884

(1)

Represents the grant date valuation of the awards computed in accordance with the FASB ASC Topic 718. The fair value of RSUs is based on the stock price on the date of grant. For more information on how this amount is calculated, see Note 8 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on February 26, 2013.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K or the annual meeting Proxy Statement on Schedule 14A.

Jack R. Blair (Chairperson)

Lesley H. Howe

Peter M. Leddy, Ph.D.

Richard W. Treharne, Ph.D.

The preceding “Compensation Committee Report” shall not be deemed to be “soliciting material” or “filed” with the SEC, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended December 31, 2012, the Compensation Committee consisted of Jack R. Blair (Chairperson), Lesley H. Howe, Peter M. Leddy, Ph.D. and Richard W. Treharne, Ph.D., all of whom are non-employee directors. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship as defined by SEC rules.

PROPOSAL 2 — ADVISORY VOTE ON COMPENSATION OF NAMED

EXECUTIVE OFFICERS (SAY-ON-PAY)

The advisory vote on executive compensation is a non-binding vote on the compensation of our NEOs, as described in the Compensation Discussion and Analysis, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, as set forth in this Proxy Statement. Please read the Compensation Discussion and Analysis section of this Proxy Statement for a detailed discussion about our executive compensation programs, including information about the fiscal 2012 compensation of our NEOs.

The advisory vote on executive compensation is not a vote on our general compensation policies, the compensation of our Board, or our compensation policies as they relate to risk management.

Our compensation philosophy is embodied by the motto of “Find Them, Train Them, Keep Them,” with our goal being to attract, motivate and retain highly talented executives while paying for performance. Our executive compensation programs are designed to attract and retain top talent, promote achievement of Company performance goals, align executives with stockholders’ interests and support achievement of superior performance through customer service and innovation. The Compensation Discussion and Analysis section of this Proxy Statement provides a more detailed discussion of our executive compensation program and compensation philosophy.

We have many compensation practices that ensure consistent leadership, decision-making and actions without taking inappropriate or unnecessary risks. The practices are discussed in detail in the Compensation Discussion and Analysis and include the following:

•

We establish base salaries for our NEOs based on the scope of their responsibilities, market data and internal equity, and review these salaries annually, making adjustments if necessary to reflect changes in market conditions, cost of living and growth of the Company.

•

We fund our performance-based cash bonus pool based on both objective and subjective criteria, balancing the Company’s overall performance, including meeting revenue growth, non-GAAP operating margin percentage and non-GAAP EPS, with subjective individual measurements.

•

We have a long-standing insider trading policy which was amended in 2012 to prohibit transacting in any interest or position relating to the future price of Company securities, including without limitation puts, calls, hedges or other derivative securities.

•	We generally do not provide our NEOs with benefits or perquisites not available to salaried shareowners.

•	Our performance-based incentive programs include a balance of different measures for short-term and long-term programs.

The Compensation Committee approved modifications to our compensation program and practices to ensure a strong alignment between executive pay and our company performance and in response to our stockholders not providing majority support for our NEO compensation at our 2012 Annual Meeting. These modifications include changes made in the following compensation practices:

•	High portion of NEO’s total direct compensation delivered in performance-based incentive and variable compensation.

•	Aggressive performance goals for variable incentive compensation.

•	The vast majority of realizable pay tied to our company performance.

•	Long-term performance-based equity awards strongly tied to our company goals and total stockholder return.

•	Implementation and adoption of a clawback policy related to any restatement of our financial statements.

•	Implementation and adoption of stock ownership guidelines for our non-employee directors, our CEO and our Vice President and higher officers.

•	Elimination of restrictive benchmarking guidelines.

The vote solicited by this Proposal 2 is advisory, and, therefore, is not binding on the Company, the Board or the Compensation Committee, nor will its outcome require the Company, the Board or the Compensation Committee to take any action. Moreover, the outcome of the vote will not be construed as overruling any decision by the Company or the Board.

Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our NEOs that has already been paid or contractually committed, there is generally no opportunity for us to revisit these decisions. However, the Board, including the Compensation Committee, values the opinions of our stockholders and, to the extent there is any significant vote against the executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and evaluate what actions, if any, may be appropriate to address those concerns.

Stockholders will be asked at the Annual Meeting to approve the following resolution pursuant to this Proposal 2:

RESOLVED, that the stockholders of NuVasive, Inc. approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, disclosed pursuant to Item 402 of Regulation S-K in the Company’s definitive Proxy Statement for the 2013 Annual Meeting of Stockholders.

Approval of the advisory vote on executive compensation requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal.

The Board unanimously recommends a vote “FOR” approval of the foregoing resolution.

REPORT OF THE AUDIT COMMITTEE

Under the guidance of a written charter adopted by the Board of Directors, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and providing for the compensation of the independent registered public accounting firm. The Audit Committee consists of three members, each of whom meets the independence and qualification standards for audit committee membership set forth in the listing standards provided by NASDAQ.

Management has primary responsibility for the system of internal controls and the financial reporting process. The independent registered public accounting firm has the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States). The independent registered public accounting firm is also responsible for auditing the Company’s internal control over financial reporting. The Audit Committee appointed Ernst & Young LLP to audit the Company’s financial statements and the effectiveness of the related systems of internal control over financial reporting for the 2012 year.

The Audit Committee is kept apprised of the progress of the documentation, testing and evaluation of the Company’s system of internal controls over financial reporting, and provides oversight and advice to management. In connection with this oversight, the Committee receives periodic updates provided by management and Ernst & Young LLP at each regularly scheduled Audit Committee meeting. The Committee also holds regular private sessions with Ernst & Young LLP to discuss their audit plan for the year, the financial statements and risks of fraud. At the conclusion of the process, management provides the Committee with and the Committee reviews a report on the effectiveness of the Company’s internal control over financial reporting. The Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC, as well as Ernst & Young LLP’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K.

The Audit Committee pre-approves all services to be provided by the Company’s independent registered public accounting firm, Ernst & Young LLP. Pre-approval is required for audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval for up to one year, related to a particular defined task or scope of work and subject to a specific budget. In other cases, a designated member of the Audit Committee may have delegated authority from the Audit Committee to pre-approve additional services, and such pre-approval is later reported to the full Audit Committee. See “Principal Accountant Fees and Services” for more information regarding fees paid to Ernst & Young LLP for services in fiscal years 2012 and 2011.

In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K, the Audit Committee:

•     reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2012 with the Company’s management and Ernst & Young LLP, the Company’s independent registered public accounting firm;

•     discussed with Ernst & Young LLP the matters required to be discussed under Statement of Auditing Standards No. 61, Communications with Audit Committees (SAS 61), as amended and as adopted by the Public Company Accounting Oversight Board Rule 3200T;

•     received and reviewed the Letter from Ernst & Young LLP required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, regarding the independent accountant’s communications with the Audit Committee concerning independence, discussed with the independent registered public accounting firm its independence, and concluded that the non-audit services performed by Ernst & Young LLP are compatible with maintaining its independence;

•     based on the foregoing reviews and discussions, recommended to the Board of Directors that the audited financial statements be included in the Company’s 2012 Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the Securities and Exchange Commission; and

•     instructed the independent registered public accounting firm that the Audit Committee expects to be advised if there are any subjects that require special attention.

The Audit Committee met ten times in 2012. This report for 2012 is provided by the undersigned members of the Audit Committee of the Board.

Audit Committee
Lesley H. Howe (Chairperson)
Robert J. Hunt
Eileen M. More, CFA

The preceding “Report of the Audit Committee” shall not be deemed to be “soliciting material” or” filed” with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

Principal Accountant Fees and Services

The Audit Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013, and is asking the stockholders to ratify this appointment.

In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company’s stockholders.

The following table presents the fees for professional audit services rendered by Ernst & Young LLP and fees billed for other services rendered by Ernst & Young LLP for fiscal years 2012 and 2011.

	Fiscal Year 2012	Fiscal Year 2011
Audit Fees(1)	$865,855	$1,172,600
Audit-Related Fees(2)	$107,106	—
Tax Fees(3)	$39,643	—
All Other Fees(4)	$1,995	$1,995

Total	$1,014,599	$1,174,595

(1)

Audit fees represent fees and out-of-pocket expenses whether or not yet invoiced for professional services provided in connection with the audit of the Company’s financial statements, review of the Company’s quarterly financial statements, review of registration statements on Forms S-3 and S-8, and audit services provided in connection with other regulatory filings.

(2)

Audit Related Fees consist of fees billed in the indicated year for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements but not listed as ‘Audit Fees’.

(3)	Tax Fees consist of fees incurred related to property tax reviews for our subsidiary, Impulse Monitoring, Inc.
(4)	Includes amounts billed for annual subscription to Ernst and Young LLP’s online resource library.

All fees paid to Ernst & Young LLP for 2012 were pre-approved by the Audit Committee.

PROPOSAL 3 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the Annual Meeting, the stockholders will be asked to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

The Board recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

OTHER MATTERS

As of the time of preparation of this Proxy Statement, neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this Proxy Statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

STOCKHOLDERS SHARING THE SAME ADDRESS

In accordance with notices previously sent to many stockholders who hold their shares through a bank, broker or other holder of record (a “Street-Name Stockholder”) and share a single address, if applicable, only one Annual Report and Proxy Statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce the Company’s printing and postage costs. However, any such Street-Name Stockholder residing at the same address who wishes to receive a separate copy of this Proxy Statement or accompanying Annual Report to Stockholders may request a copy by contacting the bank, broker or other holder of record, or the Company by telephone at: (858) 909-1800 or by mail at 7475 Lusk Boulevard, San Diego, CA 92121. The voting instruction sent to a Street-Name Stockholder should provide information on how to request (1) householding of future Company materials or (2) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact the Company as indicated above.

By Order of the Board of Directors

Alexis V. Lukianov
Chairman of the Board and Chief Executive Officer

San Diego, California

April 8, 2013

YOUR VOTE IS IMPORTANT!

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS (THE “NOTICE”) YOU RECEIVED IN THE MAIL, THE QUESTION “HOW DO I VOTE?”, OR, IF YOU REQUESTED PRINTED PROXY MATERIALS, YOUR ENCLOSED PROXY CARD. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY OR VOTING INSTRUCTIONS.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	☒

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR each of the following:

1	Election of Directors

	Nominees	For	Against	Abstain

01	Alexis V. Lukianov	☐	☐	☐

02	Jack R. Blair	☐	☐	☐

03	Peter M. Leddy, Ph.D.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal :
		For	Against	Abstain

2	Approval by advisory (non-binding) vote of the compensation of the Company’s named executive officers.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal (s):
		For	Against	Abstain

3	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.	☐	☐	☐

5	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.	☐	☐	☐

NOTE: The Board recommends that you vote FOR the above proposals. This proxy, when properly executed, will be voted in the manner directed above. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSALS. This proxy may be revoked by the undersigned at any time prior to the time it is voted by any of the means described in the accompanying Proxy Statement. As of the time of preparation of this Proxy Statement, neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting of Stockholders and this Proxy Statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

		.	Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1
.	.	.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com.

NUVASIVE, INC.

Annual Meeting of Stockholders

May 23, 2013 8:00 AM

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Keith C. Valentine, Michael J. Lambert and Jason M. Hannon or any one of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of NuVasive, Inc. (the “Company”) to be held on May 23, 2013 at 8:00 AM, local time, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion, upon such other matters as may come before the meeting.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE

Continued and to be signed on reverse side